UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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WSFS FINANCIAL CORPORATION

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MISSION DRIVEN | FUTURE FOCUSED
2026 PROXY STATEMENT
AND NOTICE OF
2026 ANNUAL MEETING
OF STOCKHOLDERS

WSFS Bank 2026 Proxy Statement	i
Notice of 2026 Annual Meeting of Stockholders
You are cordially invited to attend the WSFS Financial Corporation (the "Company", "WSFS", "our" or "we") 2026
Annual Meeting of Stockholders (the "Annual Meeting"), to be held virtually:

WHEN 4:00 P.M. ET May 14, 2026	LIVE WEBCAST Register at https://web.viewproxy.com/ wsfs/2026 and click the link provided in your registration confirmation.	RECORD DATE You may vote if you were a stockholder of record at the close of business on March 20, 2026 (the "Record Date").

Items of Business
PROPOSAL 1 Election of Directors. To elect three director nominees to our Board of Directors to serve for a three-year term.

PROPOSAL 2 Advisory Vote on Executive Compensation. To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers ("NEOs").

PROPOSAL 3
Ratification of the Appointment of the Independent Registered Public Accounting Firm. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Other Business: To consider and act upon such other business and matters or proposals as may properly come before the Annual Meeting or any adjournments or postponements thereof. As of the date of this notice, our Board of Directors knows of no other matters that may be brought before stockholders at the Annual Meeting.

Your Vote is Important
We encourage all stockholders to vote your shares in advance of the Annual Meeting using one of the voting methods described in the proxy materials, which you can access at https://web.viewproxy.com/wsfs/2026. In order to attend the Annual Meeting, you must register at https://web.viewproxy.com/wsfs/2026 by 11:59 P.M. ET on May 11, 2026. On the day of the Annual Meeting, if you have properly registered, you may enter the meeting by clicking on the link provided in your registration confirmation. You will be able to listen to the Annual Meeting live, submit questions and vote. Further instructions on how to attend and vote at the Annual Meeting are contained in the section titled “Meeting and Other Information.”

Sincerely,
Rodger Levenson
Chairman, President, and Chief Executive Officer

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible to make sure that your shares are represented at the Annual Meeting.

WSFS Bank 2026 Proxy Statement	ii

How to Cast Your Vote
Your shares cannot be counted unless you vote by any of these methods:

BY INTERNET Visit www.aalvote.com/WSFS.

BY TELEPHONE Call toll-free to 1 (866) 804-9616.

BY MAIL Complete, sign and date the proxy card and mail it in the enclosed postage-paid envelope. Proxy cards submitted by mail must be received by May 13, 2026.

Beneficial Owners

If your shares are held in “street name”, you should check with your bank, broker or other agent and follow the voting procedures required by your bank, broker or other agent to vote your shares.
Each stockholder who attends the Annual Meeting virtually will need the control number that appears on the materials sent to you.

Notice of Internet Availability of Proxy Materials

In accordance with rules adopted by the Securities and Exchange Commission, except for stockholders who have requested otherwise, we have mailed to our stockholders a Notice of Internet Availability of Proxy Materials ("Notice of Internet Availability").
The Notice of Internet Availability provides instructions either for accessing our proxy materials, including the Proxy Statement, and the
2025 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2025 (the
"Proxy Materials"), at the website address referred to in the Notice of Internet Availability, or for requesting printed copies of the proxy materials by mail or electronically by email.
If you would like to receive a paper or email copy of our proxy materials either for this Annual Meeting or for all future meetings, you should follow the instructions for requesting such materials included in the Notice of Internet Availability we mailed to you.
Our Board of Directors provided the Notice of Internet Availability and is making the proxy materials available to you in connection with the Annual Meeting.
As a stockholder of record on the Record Date, you are invited to attend the Annual Meeting virtually and are entitled to, and requested to, vote on the proposals described in this Proxy Statement.

WSFS Bank 2026 Proxy Statement	iii
Table of Contents

Notice of 2026 Annual Meeting of Stockholders . . . . . . . . . . . . . . . . . . . . .	i	2025 Executive Compensation Summary . . . . . . . . . . . . . . . . . . . . . .	38
FORWARD-LOOKING STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1	Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	43
PROXY STATEMENT SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1	Employment Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	43
Proposal 1: Election of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	9	Executive Compensation Policies . . . . . . . . . . . . . . . . . . . . . . . . . . . .	44
CORPORATE GOVERNANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	16	Summary Compensation Table . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	46
Our Director Nomination and Selection Process . . . . . . . . . . . . . . . . . . .	16	Grants of Plan-Based Awards . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	47
Board Structure and Roles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	17	Outstanding Equity Awards Value at Year-End . . . . . . . . . . . . . . . . .	48
Committees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	18	Option Exercises and Stock Vested During 2025 . . . . . . . . . . . . . . .	49
Audit Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	19	Potential Payments upon Termination or Change in Control . . . . . .	50
Governance and Nominating Committee . . . . . . . . . . . . . . . . . . . . . . . . . .	19	CEO Pay Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	52
Executive Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	20	PAY VERSUS PERFORMANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	53
Leadership and Compensation Committee . . . . . . . . . . . . . . . . . . . . . . . .	20	Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm . . . . . . . . . . . . . . . . . . . . . . . . . . .	57
Risk Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	21
Wealth Management Fiduciary Audit Committee . . . . . . . . . . . . . . . . . . .	21	TRANSACTIONS WITH RELATED PARTIES . . . . . . . . . . . . . . . . . . .	59
Wealth Management Fiduciary Committee . . . . . . . . . . . . . . . . . . . . . . . .	22	DELINQUENT SECTION 16(a) REPORTS . . . . . . . . . . . . . . . . . . . . . .	59
Committee Charters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	23	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	60
Board Policies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	23	MEETING AND OTHER INFORMATION . . . . . . . . . . . . . . . . . . . . . . . .	61
Compensation of our Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . .	26	COMPANY DOCUMENTS AND OTHER MATTERS . . . . . . . . . . . . . .	66
Proposal 2: Advisory Vote on NEO Compensation . . . . . . . . . . . . . . . .	28	APPENDIX A – NON-GAAP RECONCILIATIONS . . . . . . . . . . . . . . . .	67
EXECUTIVE COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	28
ABOUT OUR EXECUTIVE COMPENSATION PROGRAM . . . . . . . . . . . .	28
ABOUT YOUR VOTE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	28
Executive Leadership Team . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	29
Executive Compensation Discussion and Analysis . . . . . . . . . . . . . . . . .	32
How Executive Compensation Decisions Are Made . . . . . . . . . . . . . . . .	33

WSFS Bank 2026 Proxy Statement	1
Forward-Looking Statements
This Proxy Statement contains estimates, predictions, opinions, projections and other “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to our predictions or expectations of future business or financial performance, as well as our goals and objectives for future operations, financial and business trends, business prospects and management’s outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “expect,”
“anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify forward-looking statements.
Such forward-looking statements are based on various assumptions (some of which may be beyond our control) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties are discussed in detail in the risk factors in Item 1A of our Annual Report on Form 10-
K for the year ended December 31, 2025 ("Annual Report") and in our subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, if any, filed with the Securities and Exchange Commission (the "SEC"). Forward-looking statements should be evaluated together with the many uncertainties that may affect our business, particularly those mentioned in our Annual Report and in our subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, if any, filed with the SEC.
We caution readers not to place undue reliance on such forward-looking statements, which speak only as of the date they are made.
We disclaim any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of us for any reason, except as specifically required by law.
Proxy Statement Summary
We are providing this Proxy Statement ("Proxy Statement") to stockholders in connection with the solicitation by the Board of Directors of WSFS Financial Corporation, a Delaware corporation (our "Board of Directors"), of proxies to be voted at the Annual Meeting to be held virtually on May 14, 2026 at 4:00 p.m. ET, and at any adjournment thereof, for the purposes set forth in the accompanying notice.
The proxy materials are first being made available to stockholders on or about March 27, 2026.
Our Annual Meeting will be held in a virtual meeting format which you can only access by registering at https://web.viewproxy.com/
wsfs/2026.
On the day of the Annual Meeting, if you have properly registered, you may enter the meeting by clicking on the link provided in your registration confirmations.
Please refer to our “Notice of 2026 Annual Meeting of Stockholders” and the “Meeting and Other Information” section of this Proxy
Statement for more information about how to participate in the virtual meeting. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please email Virtualmeeting@viewproxy.com or call 866-612-8937.
This summary provides an overview of the items contained in this Proxy Statement. We encourage you to read the entire Proxy
Statement for additional information prior to voting your shares.
Proposals and Voting Recommendations
Our stockholders are being asked to vote on the following proposals.

	Proposals	Vote Required	Board Recommendation	Page
1	Election of Directors	A plurality of the votes cast	FOR	9
2	Advisory vote on Executive Compensation	A majority of the shares present in person by participation at the Annual Meeting or represented by proxy and entitled to vote on the proposal	FOR	28
3	Ratification of the Appointment of the Independent Registered Public Accounting Firm	A majority of the shares present in person by participation at the Annual Meeting or represented by proxy and entitled to vote on the proposal	FOR	57

WSFS Bank 2026 Proxy Statement	2
 2025 Business Performance Highlights

$5.09	1.36%	31.8%	$287.3M	17.55%
EPS (diluted)	ROA	Fee Revenue %	Net Income(1)	ROTCE(2)
2025 was another successful year for WSFS, marked by strong financial performance, disciplined execution of our strategy, and continued momentum across our diversified franchise. Our results underscore the strength and resilience of our business model and reflect strong performance across key financial metrics including earnings per share ("EPS"), return on average assets ("ROA"), Fee
Revenue %, Net Income, and return on average tangible common equity ("ROTCE").
We are particularly pleased with the increase in EPS, which rose by 15% to $5.09, and our year-over-year 21% increase in tangible book value per share(2) to $33.11. This showcases the strength of our return-focused franchise. Notably, WSFS returned $324.7 million of capital to stockholders while ending the year with a Common Equity Tier 1 (CET1) ratio of 13.92%. We are well-positioned to continue supporting client needs, pursuing strategic growth, and returning capital aligned with our medium-term 12% CET1 target.
Our core businesses continued to demonstrate their scale, diversification, and growth potential. Our Wealth and Trust segment delivered exceptional results, achieving 16% growth for the full year, supported by strong contributions from WSFS Institutional
Services® and The Bryn Mawr Trust Company of Delaware (“BMT of DE”). Our net interest margin (“NIM”) remained strong at 3.87%, supported by proactive deposit pricing and continued balance sheet optimization. Additionally, we continued to manage expenses with discipline while investing in the franchise. Our efficiency ratio improved to 59.6% for the year, demonstrating our ability to optimize costs while continuing to support revenue growth across the franchise.
We entered the second year of our 2025-2027 Strategic Plan with strong momentum. Our focus remains on building differentiated, scalable businesses, deepening client relationships across our market, and leveraging our diversified model to drive sustained, profitable growth. With a clear strategy, strong capital position, and talented team dedicated to fulfilling our mission, we remain focused on continuing to deliver meaningful long‑term value for stockholders.

NIM: Our NIM of 3.87% increased 5bps compared to the prior year, driven by lower deposit and wholesale funding costs as well as higher cash balances from growth in average deposits. We ended the year with an interest bearing deposit beta of 43% and 32% of our client deposits being noninterest accounts.
Fee Revenue: Fee revenue was flat compared to last year at $339.9 million. Wealth and Trust continues to perform well and grew
16% year-over-year with 35% growth in WSFS Institutional Services® and 19% growth in BMT of DE. These increases from Wealth and Trust were partially offset by a 15% decrease in Cash Connect® driven by lower ATM volumes and the impact of interest rate cuts.
Noninterest Expense ("NIE"): Our full-year efficiency ratio of 59.6% decreased 128bps when compared to the prior year. Full-year
NIE was down $1.5 million while continuing to support our investments in talent and technology as well as our high-touch Client service business model.
Client Deposits: Total client deposits grew 4% mainly due to growth in Trust and Private Banking. Noninterest deposits grew 12%
and continue to represent over 30% of our total client deposits. Additionally, our deposit base is well-diversified with more than 54% of our client deposits coming from Commercial, Small Business, and Wealth and Trust.
Net Loans and Leases: Loans grew 1% driven by Construction, Residential Mortgage, and C&I. This growth was partially offset by runoff in our partnership portfolios and the strategic sale of the Upstart portfolio during the year. Our net loan-to-deposit ratio of 74%
continues to provide balance sheet flexibility and capacity to fund new loan growth.
Asset Quality: Overall asset quality remains stable, including our ACL coverage of 1.36%. Problem assets and nonperforming assets declined meaningfully from the prior year and problem assets were at their lowest level in two years. Net charge-offs were 46bps of average loans. When excluding the Upstart portfolio, which was largely divested during the year, net charge-offs were 40bps of average loans.
Capital Management: Capital ratios remain strong and are all substantially in excess of "well-capitalized" regulatory benchmarks, including a CET1 of 13.92%. WSFS returned over 110% of reported earnings to stockholders in 2025.
Wealth and Trust: Fee revenue of $170.9 million grew 16% compared to the prior year, driven by growth in Institutional Services and
BMT of DE. Assets Under Management and Administration (“AUM/AUA”) increased 9% to $97.4 billion. Additionally, WSFS
Institutional Services® ended 2025 as the 4th most active U.S. ABS and MBS trustee for the year and has nearly 12% of the total market share.
Cash Connect®: Fee revenue was down 15%, primarily driven by lower ATM volumes and interest rate cuts (the revenue decline was more than offset in noninterest expenses). Profit margin increased to 11.5% (from 1.0% in 2024) due to repricing and optimization efforts.

(1)	Net income attributable to WSFS.
(2)
These are non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. For a reconciliation of these non-GAAP financial measures to their comparable Generally Accepted Accounting Principles
("GAAP") measures, see “Appendix A—non-GAAP Reconciliations.”

WSFS Bank 2026 Proxy Statement	3
OUR FOUNDATION
MISSION & STRATEGY
VISION
A Day When We All Thrive
VALUES
Service • Truth • Respect

WSFS Bank 2026 Proxy Statement	4
Board Composition
Our Board of Directors currently consists of 12 members and is divided into three “classes,” with each class serving for a term of three years. The leadership of our Board of Directors is comprised of: (i) our Chairman of our Board of Directors ("Chairman") (who also serves as our President and Chief Executive Officer ("CEO")), (ii) our Lead Independent Director and (iii) our committee chairs. A summary of our directors is listed below:

Director	Age(1)	Current Term	Independence	Principal Occupation
Anat Bird	74	2027	✓	Chairman and CEO of the Bird Group, LTD and President and Chief Executive Officer of SCB Forums, LTD, a Division of The ProSight Financial Association
Francis B. Brake	62	2028	✓	President and Co-Founder of Epic Research, LLC
Karen Dougherty Buchholz	59	2028	✓	Strategic Advisor, Comcast Corporation
Jennifer W. Davis	55	2027	✓	Executive Vice President and Chief Operating Officer at the University of Virginia
Michael J. Donahue	67	2027	✓	Principal, Donahue Consulting, Inc.
Eleuthère I. du Pont	59	2026	✓	President of the Longwood Foundation
Nancy J. Foster[3]	64	2026	✓	Retired President and Chief Executive Officer of RMA
Christopher T. Gheysens	55	2028	✓	Chairman and Chief Executive Officer of Wawa, Inc.
Michelle Hong[2]	51	2026	✓	Counsel at Stradley Ronon Stevens & Young, LLP
Rodger Levenson	65	2028	—	Chairman, President and Chief Executive Officer of WSFS
Lynn B. McKee	70	2027	✓	Retired Executive Vice President, Chief Human Resources Officer for Aramark
David G. Turner	61	2026	✓	Retired Managing Partner, IBM Consulting Americas
(1) As of March 31, 2026.
(2) Ms. Hong joined the Board effective December 1, 2025.
(3) Ms. Foster will not seek reelection to our Board of Directors.

In considering nominees, our Board of Directors and the Governance and Nominating Committee believe our Board of Directors should reflect a wide range of leadership accomplishments, skills, knowledge and experience, among the other factors described in the
“Corporate Governance” section. On an annual basis we actively evaluate the efficacy of the Board of Directors and individual members. We believe it is important to have a strong Board of Directors comprised of a majority of independent directors that is accountable to our stockholders. We aim for a balanced distribution of shorter-tenured members (less than 6 years), medium-tenured members (between 6 and 12 years), and longer-tenured members (more than 12 years). Our Board of Directors believes that a broad range of experiences and skills are necessary to effectively understand our Associates, Clients and Communities. The following charts show the composition of our Board of Directors following the Annual Meeting:

WSFS Bank 2026 Proxy Statement	5
Skills, Knowledge, and Experience
Represented on our Board of Directors

	Anat Bird	Francis B. Brake	Karen Dougherty Buchholz	Jennifer W. Davis	Michael J. Donahue	Eleuthere I. du Pont	Christopher T. Gheysens	Michelle Hong	Rodger Levenson	Lynn B. McKee	David G. Turner
	A, R, WF	GN, E, LC, R	GN, LC, R, WF	WF E, R, LC	A, R, WF	A, E, WF	A, E, GN	R, WF	E	GN, LC	A, GN, E, LC
Banking / Financial Services Industry	*	*			*			*	*		*	6/11
Experience in the banking and financial services industry enables our directors to have insights into the competitive landscape and unique needs of our Company.
Executive Leadership and Talent	*	*	*	*	*	*	*	*	*	*	*	11/11
Previous leadership roles help our directors find those who will excel while serving in leadership positions within the Company and enable our directors to promote and grow our culture and support our senior leadership with talent management, including attracting, developing and retaining high quality individuals.

Finance and Accounting	*	*		*	*	*	*	*	*		*	9/11
Financial and accounting acumen allow our Board of Directors to analyze our financial statements and our financial reporting practices.
Regulatory / Risk Management	*	*	*	*	*			*	*		*	8/11
Experience with regulators and risk management assists our directors in understanding both the risks and the opportunities we face in a heavily regulated industry.
Technology	*		*	*	*	*	*		*		*	8/11
Banking evolves every year and our technology has to evolve with it. Technological literacy facilitates the growth and evolution of our Company.
Local Market		*	*		*	*	*	*	*	*	*	9/11
We are proud of our legacy as the oldest and largest locally- managed bank and trust company headquartered in the Greater Philadelphia and Delaware region. Our directors share our community roots.
National / Global	*	*	*		*		*		*	*	*	8/11
We strive to combine a strong local presence in our core
geographic markets with national capabilities and global reach.
Our Board of Directors members understand the national and
international markets.

Mergers and Acquisitions	*	*		*	*				*	*	*	7/11
Our growth strategy includes both organic and acquisition
growth and improving our overall customer experience through innovation and leveraging new technologies. Our directors know how to navigate the acquisition landscape.

Wealth	*	*			*	*		*	*			6/11
Our Wealth division and the expanding array of services it
provides furthers our mission to provide top-tier service to our clients. Our directors understand and have experience with the myriad issues, products, and services that support our
diversified Wealth division.

Cybersecurity				*	*		*		*		*	5/11
The safety of our business and our clients is a primary concern of our Board. Our directors have experience with assessing, identifying, and managing material risks from cybersecurity threats.

A: Audit Committee and Wealth Management Fiduciary Audit Committee   GN: Governance and Nominating Committee
E: Executive Committee  LC: Leadership and Compensation Committee   R: Risk Committee   WF: Wealth Management Fiduciary Committee

WSFS Bank 2026 Proxy Statement	6
Committees and Leadership
The following chart shows the current committees and subcommittees of our Board of Directors, the committee membership and the number of meetings each committee held in 2025.

WSFS Financial Corporation Board of Directors Chairman: Rodger Levenson(1) Lead Independent Director: Christopher T. Gheysens
	Audit Committee and Wealth Management Fiduciary Audit Committee	Governance and Nominating Committee	Executive Committee	Leadership and Compensation Committee	Risk Committee	Wealth Management Fiduciary Committee
Chair	David G. Turner	Christopher T. Gheysens	Rodger Levenson	Francis B. Brake	Jennifer W. Davis	Eleuthère I. du Pont
Vice Chair	Michael J. Donahue	Karen Dougherty Buchholz	David G. Turner	Lynn B. McKee	Nancy J. Foster	Michael J. Donahue
Members	Anat Bird Eleuthère I. du Pont Nancy J. Foster Christopher T. Gheysens	Francis B. Brake Lynn B. McKee David G. Turner	Francis B. Brake Jennifer W. Davis Eleuthère I. du Pont Christopher T. Gheysens	Karen Dougherty Buchholz Jennifer W. Davis Nancy J. Foster David G. Turner	Anat Bird Francis B. Brake Karen Dougherty Buchholz Michael J. Donahue	Anat Bird Karen Dougherty Buchholz Jennifer W. Davis
Meetings	10(2)	5	8	5	6	5

(1)
During 2025, Mr. Levenson routinely attended Audit, Governance and Nominating and Leadership and Compensation Committee meetings at the discretion and invitation of the committee chairs for the purpose of providing his institutional knowledge and insight. He did not attend executive sessions or discussions that were related to him and does not have voting rights on such committees.

(2)	There were 6 Audit Committee meetings and 4 Wealth Management Fiduciary Audit Committee meetings in 2025.

WSFS Bank 2026 Proxy Statement	7
Corporate Governance Practices
Our corporate governance practices are designed to ensure safe and sound management of WSFS:

Lead Independent Director
Our Board of Directors recognizes the need for strong
independent perspectives. When the Chairman and CEO
roles are combined, our Board of Directors requires the
appointment of a Lead Independent Director by a majority
vote of independent directors.
Succession
Our Board of Directors and CEO actively participate in the
succession planning process so that we continue to build
a Board of Directors and executive team with expertise
and talents that will continue to contribute to our success.
Annual Board Assessment
Our Board of Directors conducts an annual board
self-evaluation process and every third year, engages a
third-party consultant to conduct the evaluation.

Continual Refreshment
We aim for an equal balance of shorter-tenured members
(less than 6 years), medium-tenured members (between 6
and 12 years), and longer-tenured members (more than 12
years).
Independent Directors’ Executive Sessions
At least twice per year, independent directors have
regularly scheduled meetings at which only independent
directors are present. All independent directors are also
able to request additional independent directors’ sessions
at meetings.
Director Resignation Policy in Uncontested Elections
In an uncontested election, it is our policy that nominees
who receive a number of votes in favor of their election
which is less than a majority of total votes cast should
promptly offer to resign from the Board of Directors.

WSFS Bank 2026 Proxy Statement	8
Executive Compensation Practices
The following fundamental principles underlie our executive compensation philosophy and design:

1	2	3

We strive to be competitive in base pay,
taking into consideration salaries of
similar positions at comparable financial
institutions in our compensation peer
group (“CPG”), allowing for exceptions in
particular circumstances.

We structure our incentive compensation
system to provide rewards for
performance that reflect our strategic plan
and balance executives’ focus on both
annual goals and our long-term success,
without creating undue risk.

Our total compensation for expected
performance levels is targeted at levels
similar to those at comparable financial
institutions in our peer group. For top
performance, we provide total
compensation reflecting that superior
performance.

We strive to be competitive in base pay, taking into consideration salaries of similar positions at comparable financial institutions in our compensation peer group ("CPG"), allowing for exceptions in particular circumstances. We structure our incentive compensation system to provide rewards for performance that reflect our strategic plan and balance executives' focus on both annual goals and our long-term success, without creating undue risk. Our total compensation for expected performance levels is targeted at levels similar to those at comparable financial institutions in our peer group. For top performance, we provide total compensation reflecting that superior performance.
 We have designed our executive compensation practices to support good governance and mitigate excessive risk-taking:
Stock Ownership Guidelines Our guidelines require significant stock ownership for our Executive Leadership Team and our Board of Directors. Say-on-Pay We conduct annual Say-on-Pay votes. The 2023 Say-on-Pay vote was approved by over 90% of the shares present in person by participation or represented by proxy at the 2023 Annual Meeting of Stockholders and entitled to vote on the proposal. Balanced Compensation We balance executives' short-term and long-term compensation to discourage short-term risk taking at the expense of long-term results. Double-Trigger Change-in-Control Our compensation program imposes a double-trigger for equity incentive awards which do not vest solely upon a change-in-control, but also require a qualifying termination of employment following a change-in-control. Independent Compensation Consultant We engage an independent compensation consultant who acts as independent advisor to the Leadership and Compensation Committee on executive leadership and Board of Directors compensation matters, and other compensation matters under the purview of the Leadership and Compensation Committee, and from time to time provides advice on best practices for compensation matters unrelated to our Executive Leadership Team or Directors. Clawback Policy We have a policy requiring us to recoup certain incentive compensation in the event of fraud or other misconduct or financial restatements. Performance-Based Compensation We make a significant portion of executives' compensation performance- based and focused on stockholder value. No Single-Trigger Golden Parachutes or Multi-Year Guaranteed Bonuses We do not enter into employment contracts with executives containing single-trigger golden parachutes or multi-year guaranteed bonuses. No Gross-Up Payments We do not provide gross-up payments to cover personal income or excise taxes that pertain to severance benefits. No Hedging or Pledging We do not permit hedging, collars, short sales or other derivative transactions or pledging transactions involving our common stock by our executives.

Stock Ownership Guidelines
Our guidelines require significant stock
ownership for our Executive Leadership
Team and our Board of Directors.
Say-on-Pay
We conduct annual Say-on-Pay votes.
The 2025 Say-on-Pay vote was
approved by over 98% of the shares
present in person by participation or
represented by proxy at the 2025 Annual
Meeting of Stockholders and entitled to
vote on the proposal.
Balanced Compensation
We balance executives’ short-term and
long-term compensation to discourage
short-term risk taking at the expense of
long-term results.
Double-Trigger Change-in-Control
Our compensation program imposes a
double-trigger for equity incentive
awards which do not vest solely upon a
change-in-control, but also require a
qualifying termination of employment
following a change-in-control.

Independent Compensation Consultant
We engage an independent
compensation consultant who acts as
independent advisor to the Leadership
and Compensation Committee on
executive leadership and Board of
Directors compensation matters, and
other compensation matters under the
purview of the Leadership and
Compensation Committee, and from time
to time provides advice on best practices
for compensation matters unrelated to our
Executive Leadership Team or Directors.
Clawback Policy
We have a policy requiring us to recoup
cash and equity-based incentive
compensation in the event of fraud or other
misconduct or financial restatements.
Performance-Based Compensation
We make a significant portion of
executives’ compensation performance-
based and focused on stockholder value.

No Single-Trigger Golden
Parachutes or Multi-Year Guaranteed
Bonuses
We do not enter into employment
contracts with executives containing
single-trigger goIden parachutes or
multi-year guaranteed bonuses.
No Gross-Up Payments
We do not provide gross-up payments
to cover personal income or excise
taxes that pertain to severance
benefits.
No Hedging or Pledging
We do not permit hedging, collars, short
sales or other derivative transactions or
pledging transactions involving our
common stock by our executives.

WSFS Bank 2026 Proxy Statement	9
Proposal 1: Election of Directors
CORPORATE GOVERNANCE
Our Board of Directors has nominated the following individuals to be members of our Board of Directors for their strong character and business acumen and because we believe they embody the values at the core of our culture: service, truth, and respect, and have the ability to help the Company grow and improve.
For a three-year term expiring on the date of our Annual Meeting of Stockholders to be held in 2029:
•Mr. Eleuthère I. du Pont
•Ms. Michelle Hong
•Mr. David G. Turner
Our Board of Directors consists of 12 members and is divided into three “classes,” with each class serving for a term of three years.
Four directors have terms that expire at the 2026 Annual Meeting. Ms. Nancy J. Foster will not be standing for reelection, as a result, following the Annual Meeting, our Board of Directors will consist of 11 members.
Each of the nominees are current directors of WSFS and have been recommended by the Governance and Nominating Committee. We provide more information about our directors and director nominees on the following pages. Currently, all directors of WSFS also serve as directors of Wilmington Savings Fund Society, FSB ("WSFS Bank" or the "Bank").
ABOUT YOUR VOTE
•The election of each nominee requires the affirmative vote of a plurality of the votes cast, meaning that the nominees who receive the greatest number of votes are elected.
•We permit cumulative voting for the election of directors, meaning that if, for example, there are three seats up for election in a given class, if you own 100 shares, you have 300 votes to distribute among the nominees as you see fit. You can distribute them equally and cast 100 votes for each nominee or you may give more votes to certain nominees, even giving all 300 votes to a single nominee if you wish. Refer to the section titled “Meeting and Other Information” for more information about how to exercise cumulative voting rights.
•Executed proxies received from holders of common stock of WSFS will be voted for the election of such nominees unless marked to the contrary.
•If any nominee becomes unable to serve, which is not anticipated, the proxy will be voted for a substitute nominee to be designated by our Board of Directors or the number of directors will be reduced.
•Abstentions and broker non-votes are treated as present for quorum purposes only and will not be counted as either an affirmative vote or a negative vote regarding the election of directors, and therefore, will have no effect on the election of directors.
•The proxies cannot be voted for a greater number of persons than the number of nominees named.

The Board of Directors recommends a vote FOR each of the nominees listed on the following pages.

WSFS Bank 2026 Proxy Statement	10
Biographies of Director Nominees

Eleuthère I. du Pont Director since: 2013 Term expires: 2026	Michelle Hong Director since: 2025 Term expires: 2026

Committees: Audit Committee Executive Committee Wealth Management Fiduciary Audit Committee Wealth Management Fiduciary Committee	Committees: Risk Committee Wealth Management Fiduciary Committee

Eleuthère I. du Pont, 59, served as our Lead Independent
Director from 2016 to 2021. Mr. du Pont brings significant
expertise in corporate governance, accounting, finance,
operations, retail, information technology, wealth and investment management to our Board of Directors.
•President of the Longwood Foundation, a private foundation
principally supporting charitable organizations (2008 to
present)
•Senior Vice President, Operations and Chief Financial Officer
of drugstore.com (2007 to 2008)
Board Service and Memberships:
•Director of E.I. du Pont de Nemours and Company (serving as an ex-officio member of the Board during the merger of equals with Dow Chemical Company)
•Director of First State Educate
Education:
•Bachelor of Science degree in Mechanical Engineering from
Stanford University
•Master’s degree in Business Administration from Stanford
University

Michelle Hong, 51, joined our Board of Directors in December of 2025.  Ms. Hong brings  to our Board extensive experience in the financial and legal services industries, along with strong expertise in executive leadership and talent, local markets, wealth management and environmental, social, and governance
matters.
•Counsel at Stradley Ronon Stevens & Young, LLP (September
2025 to present)
•Founding Partner and Co-Office Head of the Northern Trust
Company (Philadelphia Office) (2019 to 2025)
•Senior Vice President, Senior Wealth Planner at Brown
Brothers Harriman (2006 to 2019)
Board Service and Memberships:
•Corporate Director of PECO, an Exelon energy company
•Vice Chair and Board Member of the National Association of
Corporate Directors (NACD) Philadelphia
•Director of the William Penn Foundation
•Director of WHYY, Inc.
•Former Director of Main Line Health
•Former Director of Philabundance
Education:
•Bachelor of Arts degree in Public Policy Studies and English from Duke University
•Juris Doctor from Harvard Law School

WSFS Bank 2026 Proxy Statement	11

David G. Turner Director since: 2013 Term expires: 2026

Committees: Audit Committee Executive Committee Governance and Nominating Committee Leadership and Compensation Committee Wealth Management Fiduciary Audit Committee

David G. Turner, 61, brings significant expertise in banking and financial markets with experience in the areas of P&L
management, product development, marketing, sales, analytics, technology, channels and customer experience.
•Retired Managing Partner, IBM Consulting Americas (June
2019 to December 2025)
•Vice President and Partner, Service Line Leader for North
America Global Business Services for IBM (2010 to 2019)
•Former Global Industry Leader, Financial Services Big Data,
Analytics and Cognitive Industry Platforms in the Global
Services Division for IBM (2010 to 2013)
•Founder of Sovereign Partners Consulting, LLC working with
key major banking clients worldwide focusing on strategy and
IT consulting (2009 to 2010)
•Served in various capacities with MBNA and its successor,
Bank of America as Senior Executive Vice President, Group
Executive tasked with creating MBNA’s Research and
Development Department, and Chief Data Officer (2003
to 2009)

Board Service and Memberships:
•Distinguished Industry Leader - Banking/Financial Markets -
IBM’s Industry Academy
•Former Chairman of the Board of Trustees of Delaware State
University
•Former Director of the US Chamber of Commerce
•Adjunct Professor at the University of Delaware
•Recognized as a 2024 Most Influential Corporate Director by
Savoy Magazine
Education:
•Bachelor of Science in Computer Science/Mathematics from
Delaware State University
•Master of Science in MIS from Fairleigh Dickinson University
•Dartmouth-Amos Tuck Executive Masters of Business
Administration Education Program

WSFS Bank 2026 Proxy Statement	12
Other Continuing Directors

Rodger Levenson Director since: 2019 Chairman since: 2020 Term expires: 2028	Anat Bird Director since: 2010 Term expires: 2027

Committees: Executive Committee	Committees: Audit Committee Risk Committee Wealth Management Fiduciary Audit Committee Wealth Management Fiduciary Committee

Rodger Levenson, 65, has been Chairman of our Board of
Directors since January 1, 2020. He brings extensive banking, finance, lending, risk management, regulatory, mergers and
acquisitions, governance, executive management,  and local
market expertise to our Board of Directors having served in
executive roles in commercial lending, finance and corporate development with financial institutions in the Greater
Philadelphia and Delaware Region for the majority of his career.
•President and Chief Executive Officer of WSFS (2019 to present)
•Executive Vice President and Chief Operating Officer of
WSFS (2017 to 2018)
•Executive Vice President and Chief Corporate Development
Officer of WSFS (2016 to 2017)
•Executive Vice President and Interim Chief Financial Officer of
WSFS (2015 to 2016)
•Executive Vice President and Chief Commercial Banking
Officer of WSFS (2006 to 2015)
•Senior Vice President and Manager at Citizens Bank (2003 to 2006)
Board Service and Memberships:
•Board of Directors, Executive Committee and Member of CEO
Council for Growth of The Chamber of Commerce for Greater
Philadelphia
•Co-chair of the Board of Directors and Member of the
Executive Committee of the Delaware Prosperity Partnership
•Member of the U.S Federal Reserve Board's Federal Advisory
Council (FAC)
•Member of the Children’s Hospital of Philadelphia Corporate
Council
•Member of the Corporate Council and Executive Committee of
the Satell Institute for Corporate Social Responsibility
•Member of the Executive Committee of the Delaware
Business Roundtable
•Member of Penn Medicine Corporate Council
•Former director of the Delaware Chamber of Commerce
•Former chairman and director of the Delaware Bankers Association
Education:
•Bachelor of Business Administration in Finance from Temple
University
•Master of Business Administration from Drexel University
•Leadership courses at the Wharton School of Business,
Center for Creative Leadership, and Harvard University
School of Business

Anat Bird, 74, brings a broad range of banking experience as well as strategic planning, mergers and acquisitions, regulatory, risk, financial, and executive management experience from a
national and global perspective to our Board of Directors. Ms.
Bird has extensive experience in the banking and financial
services industry including authoring six books on the banking business and providing and facilitating ongoing dialogue and education for executives in the banking industry through SCB
Forums.
•Chairman and CEO of The Bird Group, LTD (1994 to present)
•President and Chief Executive Officer of SCB Forums, LTD,
Division of ProSight Financial Association (1994 to present)
•President and CEO of California Community Bancshares
(March 2001 to November 2001)
•Executive Vice President of Wells Fargo Bank (1997 to 2001)
•Senior Executive Vice President, Chief Operating Officer of
Norwest Bank (1997 to 2001)
•Group Head and Executive Vice President of Norwest Bank
(1995 to 1997)
Board Service and Memberships:
•Board of Directors for MidFirst Bank in Oklahoma City,
Oklahoma (2003 to present)
•Former member of the Boards of Sterling Bank (2002 to
2011), Sun Bancorp, Inc. (2008 to 2009), First Indiana Bank
(2002 to 2007) and AmTrust Bank (2008 to 2009)
Education:
•Bachelor of Arts in International Relations and Master’s
degree in International Relations and Psychology from
Hebrew University in Jerusalem
•Masters of Business Administration in Finance from American
University
•Diploma in Corporate Strategic Planning from the Wharton
School of Business

WSFS Bank 2026 Proxy Statement	13

Francis B. Brake Director since: 2014 Term expires: 2028	Karen Dougherty Buchholz Director since: 2019 Term expires: 2028
Committees: Executive Committee Governance and Nominating Committee Leadership and Compensation Committee Risk Committee	Committees: Governance and Nominating Committee Leadership and Compensation Committee Risk Committee Wealth Management Fiduciary Committee

Francis B. Brake, 62, brings expertise in marketing,
entrepreneurship, innovation, product development, business
partnerships, financial services, and executive leadership to our
Board of Directors.
•President and Co-Founder of Epic Research, LLC (2007 to
present)
•Managing Director and Chief Marketing Officer for Juniper
Bank/Barclaycard US (2000 to 2007)
•Various positions including Executive Vice President,
Marketing at First USA Bank (1994 to 2000)
Board Service and Memberships:
•Former Chairperson of the Board of Directors of The Chester
Fund Foundation
•Former director of Barclays Bank Delaware
Education:
•Bachelor of Arts in Government from The College of William
and Mary
•Master of Business Administration from The Darden Graduate
School of Business, University of Virginia

Karen Dougherty Buchholz, 59, provides our Board of
Directors with extensive public company oversight and
leadership experience, knowledge of local and national markets, technology expertise and experience outside the financial
services industry.
•Strategic Advisor, Comcast Corporation (January 2026 to
present)
•Executive Vice President of Administration of Comcast
Corporation (May 2020 to December 2025)
•Chief Diversity Officer of Comcast Corporation (December
2019 to October 2020)
•Senior Vice President of Administration of Comcast
Corporation (2014 to 2020)
•Trustee of Beneficial Bank (2009 to 2014)
Board Service and Memberships:
•Board of Directors of FS Credit Real Estate Income Trust
•Board of Trustees of Drexel University
•Global Board of Directors of Women in Cable
Telecommunications
•Chair of the Board of Directors of the Philadelphia Convention
and Visitors Bureau
•Board of The Philadelphia Orchestra and Ensemble Arts
•Former director of Beneficial Bancorp. Inc. (Beneficial)
•Former member of the Board of Directors of the Museum of
the American Revolution
Education:
•Bachelor’s degree from Dickinson College
•Master’s degree in Organizational Dynamics from the
University of Pennsylvania

WSFS Bank 2026 Proxy Statement	14

Jennifer W. Davis Director since: 2009 Term expires: 2027	Michael J. Donahue Director since: 2019 Term expires: 2027

Committees: Leadership and Compensation Committee Executive Committee Risk Committee Wealth Management Fiduciary Committee	Committees: Audit Committee Risk Committee Wealth Management Fiduciary Audit Committee Wealth Management Fiduciary Committee

Jennifer W. Davis, 55,  served as our Lead Independent
Director from 2021 to 2025. Ms. Davis brings human resources, technology, finance, risk management and executive leadership expertise to our Board of Directors from both a local and national perspective. Ms. Davis provides experience with and knowledge of enterprise risk management gained from both her current and past roles with the University of Virginia and George Mason
University as well as being well versed in the technology needs of a large organization.
•Executive Vice President and Chief Operating Officer at the
University of Virginia overseeing the areas of finance, human resources, accounting, treasury, facilities, audit, compliance, enterprise risk management, technology, public safety, and
auxiliary services (2018 to present)
•Senior Vice President and Chief Financial Officer at George
Mason University (2013 to 2018)
•Vice President for Finance and Administration of the University
of Delaware (2008 to 2013)
•Cabinet Secretary-Director of the Office of Management and
Budget for the State of Delaware (2005 to 2008)
•Budget Director, Deputy Secretary of Education and Associate
Secretary of Education for policy and administrative services for the State of Delaware (2002 to 2005)
Education:
•Bachelor’s degree in Political Science from Pennsylvania
State University
•Master’s degree in Policy Analysis from Pennsylvania State
University

Michael J. Donahue, 67, provides our Board of Directors with significant risk management and public company oversight
experience, technology strategy and information systems
experience, and experience in mergers and acquisitions at a
local and national level. Having served on the board of directors for a total of 21 public and private corporations and having spent his entire career serving in the finance and accounting industry,
Mr. Donahue provides key insight to and oversight of the
Company’s myriad responsibilities as a financial institution.

•Principal, Donahue Consulting, Inc. (2015 to present)
•Advisor to NewSpring Capital (2015 to present)
•Group Executive Vice President and Chief Operating Officer of
KPMG Consulting, Inc. following its spin-off led by Mr.
Donahue (2000 to 2005)
•Managing Partner, Consulting of KPMG Consulting, Inc. (1991
to 2000)
Board Service and Memberships:
•Independent director of Symphonic (2022 to present)
•Former member of the Provost’s Board of Villanova University
(2017 to 2025)
•Former independent director of Gluware (2021 to 2024)
•Former independent director of SiteSpect (2015 to 2025)
•Former independent director of Mobiquity (2014 to 2020)
•Trustee and then director of Beneficial Bancorp Inc. (2015 to
2019)
•Former member of the Board of Directors of KPMG LLP (US),
KPMG Consulting KK (Japan) and Chairman of the
Supervisory Board of KPMG Consulting AG (Germany, Austria
and Switzerland)
Education:
•Bachelor’s degrees in Economics and History from the
University of Pennsylvania
•International Management Program at the Wharton School of
Business

WSFS Bank 2026 Proxy Statement	15

Christopher T. Gheysens Director since: 2017 Lead Independent Director since: 2025 Term expires: 2028	Lynn B. McKee Director since: 2022 Term expires: 2027

Committees: Audit Committee Executive Committee Governance and Nominating Committee Wealth Management Fiduciary Audit Committee	Committees: Leadership and Compensation Committee Governance and Nominating Committee

Christopher T. Gheysens, 55, brings finance, accounting,
auditing, strategic planning, retail operations, board governance, local and national market, and executive leadership expertise to our Board of Directors from his experience with Wawa, Inc., a privately held, $20 billion organization consisting of more than
1,200 company owned and operated convenience stores. Mr.
Gheysens has extensive knowledge of retail operations as well as experience with strategic planning, including leading the expansion of the convenience store and gas station’s footprint along the East Coast and Mid-West.
•Chairman and Chief Executive Officer of Wawa, Inc. (2024 to
present)
•Vice-Chair and Chief Executive Officer of Wawa, Inc. (2023 to
2024)
•President and Chief Executive Officer of Wawa, Inc. (2013 to
2023)
•Chief Financial and Administrative Officer of Wawa, Inc. (2007
to 2012)
Board Service and Memberships:
•Chairman of the Children’s Hospital of Philadelphia’s Board of
Trustees and former member of the Children’s Hospital of
Philadelphia Board of Overseers
•Former Trustee on Villanova University’s Board of Trustees
and former chairperson of the Dean’s Advisory Council for the
Villanova School of Business
•Former director of the National Association of Convenience
Stores (NACS)
•Former member of the Economic and Community Advisory
Committee for the Federal Reserve Bank of Philadelphia
Education:
•Bachelor of Science in Accountancy from Villanova University
School of Business
•Master of Business Administration from Saint Joseph’s
University
•Former Certified Public Accountant in New Jersey

Lynn B. McKee, 70, brings to our Board of Directors extensive corporate level and day-to-day experience in employment,
compensation and benefits matters at the regional, national and international levels. In addition to her expertise in Human
Resources, Ms. McKee brings crisis management, corporate
governance, executive leadership, and public company oversight skills. Ms. McKee provides invaluable guidance in the area of leadership and talent acquisition through the vast experience she gained during her over 40-year career with Aramark and the breadth of roles she served in their HR department. Ms. McKee also brings experience acquired having served as a board
member of two other public companies.
•Retired Executive Vice President, Chief Human Resources
Officer for Aramark, a global services management company
(2004 to December 2022)
•Several key positions for Aramark, including Director of
Employee Relations; Vice President, Corporate Human
Resources, where she was responsible for executive
development and compensation; and Senior Vice President
Human Resources, Aramark Global Food, Hospitality and
Facility Services (1980 to 2004)
•Led Aramark Corporate Communications, Diversity, Equity
and Inclusion, Sustainability, Community Relations, Corporate
Real Estate and Air and Meeting Services
Board Service and Memberships:
•Former director of Bryn Mawr Bank Corporation and The Bryn
Mawr Trust Company (2013 to 2021)
•St. Joseph’s University Board of Trustees (2007 to 2016)
•Vestis (formerly known as Aramark Uniform Services) Board of
Directors (2023 to present)
•Highmark Inc. Board of Directors (2024 to present)
Education:
•Bachelor’s degree in Accounting from St. Joseph’s University
•Master of Business Administration from Drexel University

WSFS Bank 2026 Proxy Statement	16
Our Director Nomination and Selection Process

The Governance and Nominating Committee is responsible for
identifying and recommending qualified individuals as candidates for membership on our Board of Directors. It solicits
recommendations from our officers, and also considers and
evaluates candidates recommended by our stockholders. For
more information on how to submit a recommendation for a
director candidate, see “Meeting and Other Information”.

After reviewing the recommendations of the Governance and
Nominating Committee, our Board of Directors considers the
individuals’ qualifications and nominates the candidates for your consideration.

Our Board of Directors and the Governance and Nominating
Committee considers:
•Our Board of Directors’ current makeup to assure director
candidates possess a wide range of leadership
accomplishments, skills, knowledge, and experience
described in the proxy summary section;
•Directors’ and nominees’ knowledge about the business
activities and market areas in which we and our subsidiaries engage;
•Whether a candidate possesses a breadth of knowledge and
experience to enable him or her to make a meaningful
contribution to the governance of a complex, multibillion-dollar financial institution;
•Corporate values and culture, including diverse perspectives, experiences, and backgrounds; and
•Candidates’ prominence in their fields and management
experience.
The Governance and Nominating Committee engages a third-
party consulting firm to assist in identifying future nominees to help build a more well-rounded Board of Directors with the
appropriate expertise and talents that will continue to contribute to the success of WSFS. This consultant also assists with
evaluating, interviewing and performing reference checks on
potential nominees to our Board of Directors. Our consultant receives compensation for this service depending on the
parameters of the research and the number of nominees. The
candidates are then evaluated against the anticipated skills and experience needed on our Board of Directors.

Independence

We believe it is important to have a strong Board of Directors comprised of a majority of independent directors that is
accountable to our stockholders. Consistent with Nasdaq Stock
Market ("Nasdaq") director independence listing standards, our
Board Principles and Guidelines and SEC requirements, our
Board of Directors carefully evaluates any circumstances,
transactions or relationships that we believe could have an
impact on whether or not the members of our Board of Directors are independent of us and our subsidiaries, including the Bank, and are able to conduct their duties and responsibilities as directors without any personal interests that would interfere or conflict with those duties and responsibilities. A director will be considered independent if our Board of Directors has
affirmatively determined (i) that the director does not have a direct or indirect material relationship with WSFS as a partner, stockholder, or Associate of either WSFS or another related
entity and (ii) that there are no other factors that would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our Board of Directors carefully considers all relevant
information when determining independence status, including, but not limited to, banking, employment, compensation,
consulting fees, advisory fees, related organizations, charitable contributions, board and committee positions (both at WSFS and other companies), affiliations, commercial transactions,
relationships with our auditor, payments for property or services and other relationships and transactions involving each director or immediate family member and their related interests and the
Company.

Other than Mr. Levenson, our Board of Directors has determined that each director who either served on the Board of Directors during the year ended December 31, 2025, or currently serves on our Board of Directors, including each nominee, is
independent under Nasdaq director independence listing
standards.

WSFS Bank 2026 Proxy Statement	17
Board Structure and Roles

Leadership

The leadership of our Board of Directors is comprised of: (i) our
Chairman (who also serves as our President and CEO), (ii) our
Lead Independent Director and (iii) our committee chairs.
Chairman

Rodger Levenson was elected Chairman effective January 1,
2020 and has served as our President and CEO since January
2019. He was elected Chairman because of his unique
experience and extensive knowledge of WSFS and local
markets, leadership qualities, business acumen, and standing in the Community. The Chairman participates in other committees of our Board of Directors in an advisory manner, recommends
the appointment of committee chairs and committee members,
ensures committee rotation, develops the agendas of the Board and Annual Meetings, and represents our Board of Directors in the community.

Our Board of Directors reviews its leadership structure annually.
Our Board of Directors determines whether the Chairman and
CEO roles will be held by the same person based on its
assessment of what is in the best interests of the Company and its stockholders at a given point in time, the leadership qualities and experience of the individual, and the composition of our
Board of Directors. At the time of Mr. Levenson’s election, our
Board of Directors considered whether to combine the roles of
Chairman and CEO, and ultimately determined that a combined
role was the best way to implement WSFS’ strategic plan. Mr.
Levenson’s service as both Chairman and CEO reflects his
strategic vision and leadership of WSFS through a period of
strong performance and highly disciplined growth.

Our Board of Directors also recognizes the need for strong
independent perspectives. Therefore, when the Chairman and
CEO roles are combined, our Board of Directors requires that the appointment of the Lead Independent Director be approved by a majority vote from all independent directors.
Lead Independent Director

Christopher T. Gheysens has been our Lead Independent
Director since July 2025. The Lead Independent Director is an independent director and has been designated by our Board of
Directors to lead our Board of Directors in fulfilling its duties effectively, efficiently, and independently of management.
The Lead Independent Director presides at meetings of our
Board of Directors at which the Chairman is not present,
collaborates with the Chairman and the independent directors, meets with the independent directors without management
present, provides input on and approves the meeting agendas, ensures delegated committee functions are carried out,
evaluates the effectiveness of our Board of Directors and its committees, including oversight of the annual Board self-
evaluation process; and consultation and/or direct
communication with major stockholders.

Collaboration Between the Chairman
and the Lead Independent Director

Our Chairman and Lead Independent Director connect our
management and our Board of Directors to support our Board of
Directors working as a cohesive team, including by:
•Providing adequate resources to our Board of Directors by
way of full, timely, and relevant information;
•Facilitating appropriate continuing education;
•Arranging adequate orientation for new directors;
•Meeting with individual directors;
•Maintaining a process for monitoring legislation and best
practices which relate to the responsibilities of our Board of
Directors;
•Recommending the retention of advisers and consultants; and
•Ensuring that committee members have appropriate input to
the proxy statement relating to their committees.
Committee Chairs

Our committee chairs are responsible for the development,
management, and effective performance of their individual
committees, and provide leadership to our Board of Directors regarding all aspects related to their committee's work.

WSFS Bank 2026 Proxy Statement	18
Committees

Our Board of Directors has established several committees: the Audit Committee, the Governance and Nominating Committee, the
Executive Committee, the Risk Committee, the Leadership and Compensation Committee, the Wealth Management Fiduciary Audit
Committee, the Wealth Management Fiduciary Committee and the Board of Directors of Wilmington Savings Fund Society, FSB
("WSFS Bank") has established an Executive Committee.

	Audit Committee	Governance and Nominating Committee	Executive Committee(1)	Leadership and Compensation Committee	Risk Committee	Wealth Management Fiduciary Committee	Wealth Management Fiduciary Audit Committee
Anat Bird	✓				✓	✓	✓
Francis B. Brake		✓	✓	C	✓
Karen Dougherty Buchholz		✓		✓	✓	✓
Jennifer W. Davis			✓	✓	C	✓
Michael J. Donahue	✓				✓	✓	✓
Eleuthère I. du Pont	✓		✓			C	✓
Nancy J. Foster(2)	✓			✓	✓		✓
Christopher T. Gheysens	✓	C	✓				✓
Michelle Hong(3)					✓	✓
Rodger Levenson(4)			C
Lynn B. McKee		✓		✓
David G. Turner	C	✓	✓	✓			C
2025 Meetings (#)	6	5	8	5	6	5	4

C = Chair

(1)	The Bank and the Holding Company each maintain their own Executive Committee, and both committees consist of the same members.
(2)	Ms. Foster will not seek reelection to our Board of Directors.
(3)	Ms. Hong joined the Board in December 2025 and became a member of the Risk Committee and the Wealth Management Fiduciary Committee effective March 1, 2026.
(4)
During 2025, Mr. Levenson routinely attended Governance and Nominating, Audit, Wealth Management Fiduciary Audit, and Leadership and
Compensation Committee meetings at the discretion and invitation of the committee chairs for the purpose of providing his institutional knowledge and insight. He did not attend executive sessions or discussions that were related to him and does not have voting rights.

Committee Membership

The Governance and Nominating Committee makes recommendations to our Board of Directors for appointments to the committees of our Board of Directors, taking into consideration recommendations from our Chairman. All committees must be comprised of at least three directors, and directors may serve on more than one committee. Our Board of Directors makes a final appointment after a majority decision is reached. Each Committee elects its Chair in a process overseen by the Governance and Nominating Committee. While the
Audit Committee, Leadership and Compensation Committee and Governance and Nominating Committee are fully independent, all other committees of our Board of Directors should have a majority of independent directors. Generally, independent directors should serve on a balanced number of committees. All directors should rotate and serve on all committees (other than the three core committees that are completely independent), including at least one to two years on the Executive Committee. However, the
Governance and Nominating Committee may rotate standing committee members periodically.

WSFS Bank 2026 Proxy Statement	19

Audit Committee	Governance and Nominating Committee

MEMBERS:
Chair: David G. Turner	Chair: Christopher T. Gheysens

Members: Michael J. Donahue, Vice Chair Anat Bird Eleuthère I. du Pont Nancy J. Foster Christopher T. Gheysens	Members: Karen Dougherty Buchholz, Vice Chair Francis B. Brake Lynn B. McKee David G. Turner
KEY RESPONSIBILITIES:

•Assisting our Board of Directors in overseeing our internal control over financial reporting, disclosure controls and
procedures, and other internal controls;
•Overseeing the Company’s internal audit and loan review
function and its independent registered public accounting
firm;
•Reviewing the Company’s earnings and financial statements;
•Establishing procedures for treatment of confidential,
anonymous complaints;
•Reviewing the selection of the Company’s lead external audit partner pursuant to the rotation policy (five years); and
•Approving and recommending the selection of the
independent registered public accounting firm.

•Supervising the adoption of governance guidelines and
policies applicable to the Company;
•Recommending qualified nominees for election to our Board of
Directors and its committees;
•Reviewing Board compensation;
•Overseeing the evaluation of our Board of Directors and
management;
•Managing Board succession and assisting our Board of
Directors with CEO succession; and
•Reviewing and providing oversight over all related party
transactions to help ensure that no conflicts of interest exist.

MEMBERSHIP:

Each member of the Audit Committee is “independent” as
defined in the listing standards of Nasdaq and also meets the independence criteria set forth in Rule 10A-3 under the
Exchange Act.
Christopher T. Gheysens meets the SEC’s definition of “audit committee financial expert” for the Audit Committee.
For bank regulatory purposes, David G. Turner is also
considered a banking and financial expert.
Each member of the Governance and Nominating Committee is “independent” as defined in the listing standards of Nasdaq.
MEETINGS:

The committee held 6 meetings and met regularly in executive sessions during 2025.	The committee held 5 meetings and met regularly in executive sessions during 2025.

WSFS Bank 2026 Proxy Statement	20

Executive Committee	Leadership and Compensation Committee

MEMBERS:
Chair: Rodger Levenson	Chair: Francis B. Brake

Members: David G. Turner, Vice Chair Francis B. Brake Jennifer W. Davis Eleuthère I. du Pont Christopher T. Gheysens	Members: Lynn B. McKee, Vice Chair Karen Dougherty Buchholz Nancy. J. Foster Jennifer W. Davis David G. Turner

KEY RESPONSIBILITIES:

•Reviewing and providing advice and guidance to
management and the Board of Directors with respect to the
Company‘s transaction, integration and technology
enhancement strategies;
•Authorizing management to execute exclusivity and
confidentiality agreements and non-binding offers,
proposals, letters of intent, definitive agreements and similar offers and documents with respect to proposed transactions;
and
•May exercise the power and authority of the Board of
Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger
pursuant to applicable Delaware law.

•Providing oversight and guidance with respect to personnel
and compensation policies and practices;
•Enabling the Company to create and maintain competitive
programs;
•Ensuring that personnel and compensation policies support
the Company’s strategic mission and comply with all
applicable legal and regulatory requirements;
•Overseeing the executive compensation programs and
management’s implementation of compensation programs;
•Reviewing and approving an annual report on executive
compensation and Associate incentive compensation plans
prepared by our risk officers;
•Reviewing and making recommendations to our Board of
Directors with respect to the CEO’s compensation without the
CEO’s presence;
•Looking to the Company’s overall strategy and the results on the most recent “Say on Pay;” and
•Reviewing the Executive Compensation Discussion and
Analysis ("CD&A") the compensation risk assessment and the
Compensation Committee report and recommending to our
Board of Directors their approval and inclusion in this proxy.

MEMBERSHIP:

A majority of the members of the Executive Committee are “independent” as defined by the listing standards of Nasdaq.
Each member of our Leadership and Compensation Committee
is “independent” as defined by the listing standards of Nasdaq.
In addition, the members of the Leadership and Compensation
Committee each qualify as independent under Rule 10C-1 under the Exchange Act.

MEETINGS:

The committee held 8 meetings and met regularly in executive sessions during 2025.	The committee held 5 meetings and met regularly in executive sessions during 2025.

WSFS Bank 2026 Proxy Statement	21

Risk Committee	Wealth Management Fiduciary Audit Committee

MEMBERS:
Chair: Jennifer W. Davis	Chair: David G. Turner

Members: Nancy J. Foster, Vice Chair Anat Bird Francis B. Brake Karen Dougherty Buchholz Michael J. Donahue Michelle Hong	Members: Michael J. Donahue, Vice Chair Anat Bird Eleuthère I. du Pont Nancy J. Foster Christopher T. Gheysens

KEY RESPONSIBILITIES:

•Overseeing the Company’s risk management functions,
including, among other things, the identification, assessment, measurement, monitoring, and management of key risks to the
Company, WSFS Bank, and all other direct and indirect
subsidiaries of the Company;
•Approving and recommending the Enterprise Risk
Management ("ERM") framework and the risk appetite
statement to our Board of Directors for approval;
•Overseeing management’s activities with respect to capital
management and liquidity risk;
•Reviewing reports on selected risk topics, including emerging risks, credit concentration and asset quality, cybersecurity; and
•Reviewing and discussing with management significant
regulatory agency reports and reported risk management
deficiencies of the Company and remediation plans related to risk management.

•Assisting our Board of Directors in fulfilling its fiduciary responsibilities regarding trust activities.
•Reviewing reports of the Internal Audit Department,
independent accounting firm, and Regulatory Compliance, as
well as other trust or wealth related matters;
•Reviewing reports issued by outside consultants regarding
internal control or fiduciary requirements as they relate to trust and wealth activities; and
•Reviewing all regulatory agency reports submitted to Trust &
Wealth Management Division regarding trust activities and
monitor management’s response to any comments in these
reports.

MEMBERSHIP:

Each member of the Risk Committee is “independent” as defined by the listing standards of Nasdaq.
Each member of the Wealth Management Fiduciary Audit
Committee is “independent” as defined in the listing standards of
Nasdaq and also meets the independence criteria set forth in
Rule 10A-3 under the Exchange Act.

Christopher T. Gheysens meets the SEC’s definition of “audit committee financial expert” for the Audit Committee.

For bank regulatory purposes, David G. Turner is also
considered a banking and financial expert.

MEETINGS:

The committee held 6 meetings and met regularly in executive sessions during 2025.	The committee held 4 meetings and met regularly in executive sessions during 2025.

WSFS Bank 2026 Proxy Statement	22

Wealth Management Fiduciary Committee

MEMBERS:
Chair: Eleuthère I. du Pont

Members: Michael J. Donahue, Vice Chair Anat Bird Karen Dougherty Buchholz Jennifer W. Davis Michelle Hong

KEY RESPONSIBILITIES:

•Overseeing the Wealth Management division in providing
trust administration, agency, investment advisory, wealth
planning, brokerage, and asset management services;
•Establishing the strategic direction, risk tolerance standards, and ethical culture for fiduciary and asset management
activities; and
•Monitoring the implementation of fiduciary and asset
management risk-taking strategies and the adequacy and
effectiveness of the risk management system in achieving the
Wealth Management division’s strategic goals and financial
objectives.

MEMBERSHIP:

A minimum of two members of the Wealth Management Fiduciary Committee must be “independent” as defined by the listing standards of Nasdaq.

MEETINGS:

The committee held 5 meetings and met regularly in executive sessions during 2025.

WSFS Bank 2026 Proxy Statement	23
Committee Charters
Copies of the Audit Committee Charter, Governance and Nominating Committee Charter, Executive Committee Charters, Leadership
and Compensation Committee Charter, Risk Committee Charter, Wealth Management Fiduciary Committee Charter, and Wealth
Management Fiduciary Audit Committee Charter can be found on the investor relations page of our website www.wsfsbank.com (select
“About”, “Investor Relations”, "Governance" and then select “Highlights”).
Board Policies

Board of Directors Role in Risk Management
Oversight
As described in greater detail in the description of each
committee’s role and responsibilities and the committee’s
charter, our Board of Directors is responsible for oversight of material risks to our operations, including those related to sustainability. The Risk Committee reports regularly to the Board of Directors on its activities with respect to oversight of risk management. Our Board of Directors is responsible for the
oversight of the management of our risk exposures to help
ensure that the Company is operating within risk appetites
approved by our Board of Directors. Comprehensive discussions regarding our appetite for risk and our risk exposures are held with our Board of Directors, the Risk Committee and our
Executive Leadership Team. As a result of this involvement, our
Board of Directors has concluded that the risk implicit in our strategic plan is appropriate and that expected risks are
commensurate with the expected rewards. Our Board of
Directors oversees and reviews management’s implementation
of systems to manage these risks.
The risk management system is designed to inform our Board of
Directors of material risks and create an appropriate enterprise-
wide culture of risk awareness. Our Board of Directors
periodically receives reports and other information on areas of material risk to the Company, including credit, liquidity, market/
interest rate, compliance, operational, technology, cybersecurity, strategic, financial and reputational risks. These reports enable our Board of Directors to understand the risk identification, risk management and risk mitigation strategies employed by
management.
The ERM function assists management by establishing a unified and strategic approach to identifying and managing current and future risks. ERM helps monitor, measure, manage and report
these risks while continually evaluating our risk/reward dynamic.
The ERM activities include:
•Conduct an Enterprise Risk Assessment Summary ("RAS") in
accordance with the Office of the Comptroller of the
Currency’s RAS matrix and industry best practices and update the RAS quarterly;
•Establish risk appetite statements and key risk indicators by risk area as approved by the Risk Committee;
•Monitor risk metrics ("Key Risk Indicators" or "KRIs") and
report to Executive Leadership Team and our Board of
Directors quarterly;
•Oversee operational risk management;
•Oversee model risk management;
•Ensure that stress testing and contingency planning on critical business risks are performed;

•Key involvement with significant new products, services, or activities, as well as conduct resolution and "lessons learned"
on major risk events, as needed; and
•Continual learning on emerging risks and risk management
best practices.
Attendance at Board of Directors, Committee
Meetings, and Annual Meeting
Our directors are expected to attend at least 75% of Board
meetings and committee meetings on which they serve. During
the year ended December 31, 2025, our Board of Directors held
7 meetings. Each of our Directors attended at least 75% of both the Board and committee meetings in 2025. All directors are
expected to attend the Annual Meeting except for absences due to causes beyond their reasonable control. All directors were present at last year’s Annual Meeting.
Board Refreshment and Succession
Philosophy
We believe that one of the most important responsibilities of a high-performing board of directors is ensuring that it actively plans for and accomplishes its own succession. Our Board of
Directors actively participates in the succession planning
process by reviewing the structure and needs of our Board of
Directors annually or more often as the need arises, so that we continue to build a Board of Directors with a wide range of
expertise and talents that will continue to contribute to the success of WSFS.  Our Board of Directors does not believe in setting term limits for directors because directors who still meet the qualifications for Board membership and still possess
industry knowledge and expertise are valuable to WSFS and our
Board of Directors. Each Board member understands that the
rest of our Board of Directors will actively consider his or her reappointment at the end of his or her current term. Through this performance-based process, our Board of Directors seeks to
ensure that it retains active, independent, and knowledgeable directors who maintain a collegial perspective. In addition, directors will be assessed annually to ensure they still meet the qualifications for Board membership. We believe that relatively smaller boards (while still of ample size) are generally more effective than relatively larger boards and sets the organizational tone for a lower internal cost structure in an industry that is continuously challenged by growing cost burdens and significant pricing competition. Our Board size also fits with one of our key strategic advantages, namely, faster and more entrepreneurial decision-making. Our continual refreshment of our Board of
Directors membership and periods of transition related to merger and acquisition activities may result in short-term increases above what our Board of Directors has identified as the optimal long-term size range, which is 10 to 12 directors.

WSFS Bank 2026 Proxy Statement	24

CEO and Management Succession
Planning
Management believes our Associates are the core of our
strategy, the lifeblood of our culture, and our greatest competitive advantage. Overseeing talent is a serious responsibility and one that receives ongoing, focused attention of our team. Our CEO takes primary responsibility for management succession and
because planning leadership succession is of critical importance, it is a shared responsibility among our Executive Leadership
Team with oversight from our Board of Directors. At least semi-
annually, our Executive Leadership Team conducts an extensive assessment of our Associates to identify internal talent, plan for their development, and identify potential successors to ensure the continued, smooth operations of WSFS and to transfer
institutional knowledge.

The Governance and Nominating Committee works with the
Board of Directors on CEO succession and annually reviews,
evaluates and provides guidance to our CEO and Executive
Leadership Team on talent development, leadership progression, and succession planning.
Classified Board Structure
Our Board of Directors regularly reviews the subject of a
classified Board of Directors. In considering a classified board, our Governance and Nominating Committee and full Board of
Directors weigh various stockholders’ issues with the high
engagement and institutional knowledge of our Board of
Directors that provides continuity of a high-performing
engagement model for our management team. We believe that a
classified board creates alignment between our corporate
governance principles and guidelines and the stated philosophy of managing our Company for the long-term benefit of all
stakeholders.

While we believe that the evaluation of the Board of Directors and management should be ultimately based on the
performance of the Company, we also recognize that our
classified board structure can create the appearance of
entrenchment on the part of our Board of Directors. As a result, we have cumulative voting of shares in the election of directors, which affords stockholders the ability to concentrate their votes on a single director nominee, thereby providing a means to have their voice(s) heard directly at our Board of Directors table after a director election.

Finally, if there is a need for a stockholder-initiated change to our
Board of Directors, there is an opportunity to change
approximately one-third of our board membership at each
stockholders meeting where directors are elected. If those new directors for some reason cannot make the case clear to the “old board,” then at the next election, stockholders can change
another third of our Board of Directors. That would give a
majority of our Board of Directors to new representation. We think this kind of change, in much less than a two-year period, appropriately balances stockholders’ interests in the ability to send a clear signal of a need for change with the need to
maintain the stability and the continuity of the Company.

Director Resignation Policy in
Uncontested Elections
In an uncontested election, it is our policy that nominees who receive less than a majority of total votes cast in favor of their election should promptly offer to resign from our Board of
Directors. The Board of Directors has the discretion to accept or reject their resignation offer. The Governance and Nominating
Committee will consider resignation offers and make its
recommendation to the entire Board of Directors. Our policy
provides that our Board of Directors will accept or reject each director’s resignation offer within 90 days of the date the
resignation offer is submitted.
Director Service on Other Boards
Our directors do not serve on the boards of other public
companies if the service impedes the director’s ability to
effectively serve on WSFS’ Board of Directors or creates any potential material conflicts. Directors need written approval from our Board of Directors before serving on the boards of other public companies. Including our Board of Directors, no director may serve on the boards of more than three public companies or no more than two public companies for a director who is also the
CEO. Any such service is subject to any required regulatory
approval or waivers.
Board Evaluation
Annually, the Board of Directors conducts a self-evaluation to assess its performance, evaluating the members of the Board of
Directors collectively and individually. In most years, this is a self-directed process; however, every third year, the Board of
Directors engages a third-party consultant to conduct the
evaluation, which provides an outside perspective and insights on the performance and functioning of our Board of Directors.
This third-party evaluation last occurred in 2024 as part of the three-year cycle.

WSFS Bank 2026 Proxy Statement	25

Executive Sessions

Our independent directors have the opportunity to meet in
executive session at each Board of Directors committee meeting and each Board of Directors meeting without non-independent
directors or management present. These sessions are presided over by the Lead Independent Director and include discussions about CEO performance, compensation for non-independent
directors, and other relevant board and committee matters. In addition, at least twice per year, independent directors have regularly scheduled meetings at which only independent
directors are present and all independent directors are able to request additional independent directors’ sessions or meetings throughout the year.
Board of Directors’ Principles and
Guidelines

In addition to directives laid out through the various committee charters, our Board of Directors has adopted a set of principles and guidelines, which guide their actions and direction. The
Governance and Nominating Committee reviews these principles and guidelines regularly. A full copy of the Principles and
Guidelines of our Board of Directors is available on the
Company’s website www.wsfsbank.com (select “Investor
Relations” on the menu found under “About” and click on
“Governance” and then “Highlights”).

Access to and Communication with our
Board of Directors
Our Annual Report contains a letter cosigned by our Chairman,
President and CEO and our Lead Independent Director. It is
available on our website www.wsfsbank.com (select “Investor
Relations” on the menu found under “About” and click on
“Financials,” then “Annual Reports & Proxy”. This letter provides additional insight on corporate governance and key philosophies that guide our Board of Directors’ oversight of the Company.
Our Board of Directors also provides access and outreach to
stockholders through a number of other forums and strongly
encourages communications from stockholders. Stockholders
are provided regular updates through press releases and other filings with the SEC. Our Board of Directors also solicits dialogue and responds to questions from stockholders at the Annual
Meeting. Questions can be asked in person or submitted through email at stockholderrelations@wsfsbank.com or by writing to
WSFS Financial Corporation, Investor Relations, WSFS Bank
Center, 500 Delaware Avenue, Wilmington, Delaware 19801.
During the year, stockholders who wish to send communications to the Board of Directors may do so by writing to the attention of
Rodger Levenson, Chairman, WSFS Bank Center, 500 Delaware
Avenue, Wilmington, Delaware 19801. Communications sent to
Mr. Levenson are relayed to the rest of the Board of Directors.
Additionally, the Chairman of our Board of Directors and/or Lead
Independent Director periodically attends investor conferences and other roadshows to solicit feedback on corporate
governance from institutional stockholders.

WSFS Bank 2026 Proxy Statement	26
Compensation of our Board of Directors

Our Board of Directors’ philosophy is to maintain director compensation near the median of annual compensation levels for our CPG.
We discuss the process for selection and use of our custom CPG later in the proxy under the section entitled Peer Group. The
Governance and Nominating Committee reviews Board of Directors’ compensation and committee fees annually and makes recommendations for adjustments when and where they feel appropriate. The Governance and Nominating Committee also engages an independent consultant to review director compensation levels in the market every two years. The Governance and Nominating
Committee reviewed the independent consultant’s analysis in 2025 and approved increases to director compensation that will take effect in July 2026.

Board Retainer(1)		$120,000	(2)
Lead Independent Director Fee		$25,000
Committee Chair Fees(1)	Audit/Wealth Management Fiduciary Audit Committee Chair	$13,500
	Governance and Nominating Committee Chair	$8,500
	Leadership and Compensation Committee Chair	$11,000
	Wealth Management Fiduciary Committee Chair	$8,500
	Executive Committee Chair(3)	n/a
	Risk Committee Chair	$8,500
Committee Fees and Special Meeting Fees(1)(4)	Audit/Wealth Management Fiduciary Audit Committee	$14,250
	Governance and Nominating Committee	$7,500
	Executive Committee	$7,500
	Risk Committee	$7,500
	Leadership and Compensation Committee	$7,500
	Wealth Management Fiduciary Committee	$7,500

(1)	Board members are expected to attend 75% or more of the scheduled meetings for the committees of which they are members.
(2)
Comprised of a $60,000 cash retainer paid in July and WSFS common stock issued annually equivalent to $60,000 based on the closing price of
WSFS common stock on Nasdaq on the second Friday in August 2025.

(3)	No fees are paid to Mr. Levenson in respect of his service as the Chair of the Executive Committee.
(4)	Committee Fees and Special Meeting Fees are paid to non-Associate Committee Chairs and Committee Members. Excludes regularly scheduled Board meetings.

WSFS Bank 2026 Proxy Statement	27
Director Non-Qualified Deferred Compensation Plan

We offer a non-qualified deferred compensation plan for our Board of Directors. This program allows for retainer and meeting fees to be deferred. It offers pre-tax, voluntary contributions, tax deferred earnings, investment choices and flexible payment options. The plan is solely funded by the participant, and while the Company has discretion to make employer contributions, it has not exercised its discretion to do so for directors. The plan was reviewed and approved by our Leadership and Compensation Committee and our Board
of Directors.
Director Compensation Table
The compensation paid to directors during 2025 is summarized in the following table. Mr. Levenson is not shown in this table because he is compensated as an officer and did not receive any additional director compensation.

Directors	Fees Earned or Paid in Cash		Stock Awards(1)	Total
Anat Bird	$ 89,250	(2)	$ 60,000	$ 149,250
Francis B. Brake	101,000		60,000	161,000
Karen Dougherty Buchholz	90,000		60,000	150,000
Jennifer W. Davis	98,500	(2)	60,000	158,500
Michael J. Donahue	89,250		60,000	149,250
Eleuthère I. du Pont	97,750		60,000	157,750
Nancy J. Foster	89,250	(2)	60,000	149,250
Christopher T. Gheysens	122,750		60,000	182,750
Michelle Hong(3)	5,000		—	5,000
Lynn B. McKee	75,000		60,000	135,000
David G. Turner	110,250	(2)	60,000	170,250

(1)	The aggregate fair value of the award on the date of grant, computed in accordance with Accounting Standards Codification 718 - Compensation - Stock Based Compensation ("ASC Topic 718").
(2)	Contributed all fees earned in 2025 to the non-qualified deferred compensation plan.
(3)	Ms. Hong joined the Board in December 2025. Amounts reported reflect compensation attributable to Ms. Hong for the portion of the year in which she served on the Board.

Compensation of Lead Independent Director

Effective July 1, 2025, Mr. Gheysens became the Lead Independent Director. During 2025, he was compensated $25,000 for serving in that role in addition to his other compensation as a director.

WSFS Bank 2026 Proxy Statement	28
Proposal 2: Advisory Vote on NEO Compensation
EXECUTIVE COMPENSATION

We are seeking advisory (non-binding) stockholder approval of the compensation of our NEOs. This proposal gives you as a stockholder the opportunity to endorse or not endorse our NEO compensation program through the following resolution:

“Resolved, that the stockholders approve the compensation of WSFS Financial Corporation’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the CD&A, the compensation tables and any related material) in this proxy statement.”
ABOUT OUR EXECUTIVE COMPENSATION PROGRAM

Our stockholders approved our 2025 “say-on-pay” vote, which we believe reflected the strength of our corporate governance program and its alignment with our executive compensation program. Our executive compensation and corporate governance programs include:
•Proactive stockholder outreach;
•Company performance aligned with stockholder interests for long-term stockholder value creation;
•Effective Proxy Statement compensation disclosure;
•Clawback of cash and equity-based incentive compensation for executives; and
•Double-trigger equity awards in the event of a change of control
This “say-on-pay” proposal gives our stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather our overall compensation philosophy and objectives with respect to our NEOs. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of our NEOs.

Our Board of Directors believes that the compensation of our NEOs is appropriate and should be approved on an advisory basis by the
Company’s stockholders as more particularly outlined in the Executive Compensation Discussion and Analysis section.
ABOUT YOUR VOTE
•The advisory proposal relating to executive compensation must receive a favorable vote of a majority of the shares present in person by participation at the Annual Meeting or represented by proxy and entitled to vote on the proposal to be approved.
•Abstentions will have the same effect as votes against the proposal and broker non-votes will have no effect on the outcome of the proposal.
•As an advisory vote, this proposal is not binding upon our Board of Directors or the Company. The Leadership and
Compensation Committee, however, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for NEOs.

The Board of Directors recommends a vote FOR approval of this advisory (non-binding) resolution relating to the compensation of WSFS Financial Corporation’s NEOs.

WSFS Bank 2026 Proxy Statement	29
Executive Leadership Team

The following table sets forth: (i) each member of our Executive Leadership Team, including the executive officers of the Company, (ii)
his or her age as of  March 31, 2026, (iii) the current position of each member of our Executive Leadership Team and (iv) the period during which such person has served in such position. Following the table is a description of each member of our Executive Leadership
Team’s principal occupation.

Name	Age	Position	Year Assumed Current Position	Year Hired by WSFS
Rodger Levenson	65	Chairman, President and CEO	2020(1)	2006
Arthur J. Bacci	67	EVP, Chief Operating Officer	2024	2018
Lisa Brubaker	62	EVP, Chief Human Resources Officer	2024	1987
David Burg	52	EVP, Chief Financial Officer	2024	2024
Christine E. Davis	48	EVP, Chief Risk Officer	2022	1999
Jamie Hopkins	40	EVP, Chief Wealth Officer	2024	2023
Shari Kruzinski	56	EVP, Chief Consumer Banking Officer	2023	1989
Allan Matyger	47	EVP, Chief Information Officer	2025(2)	2001
James Wechsler	38	EVP, Chief Commercial Banking Officer	2025	2010

(1) Mr. Levenson assumed the roles of President and CEO effective January 1, 2019, and Chairman of the Board of Directors effective January 1, 2020.
(2) Mr. Matyger assumed the role of Chief Information Officer effective May 1, 2025.

Biographies
For biographical information regarding Rodger Levenson, see "Other Continuing Directors."
Arthur J. Bacci

EVP, Chief Operating Officer
Age: 67 • Year Assumed Current Position: 2024 • Year Hired by WSFS: 2018

Arthur J. Bacci, has served WSFS as Executive Vice President and Chief Operating Officer Since August 15, 2024. From August of
2023 through August of 2024 Mr. Bacci assumed the additional role of interim Chief Financial Officer as well as serving as Chief Wealth
Officer, the role he held since joining the executive team at WSFS in 2018. Prior to joining WSFS, Mr. Bacci was a Vice President at
Principal Financial Group, a diversified global investment management firm, where he served as head of Principal’s Hong Kong business from 2013 to 2018. He joined Principal in 2002 as Chief Financial Officer of Principal Trust Company (in Delaware). Prior to
Hong Kong, Mr. Bacci served as CEO/President of the trust company beginning in 2007 as well as for Principal Bank beginning in 2009.
Mr. Bacci served on the Board of GreenSky, Inc. Currently, he serves on the Delaware Business Roundtable Education Committee. Mr.
Bacci received his bachelor's degree in finance from San Jose State and an MBA from Santa Clara University. He has also participated in leadership and management programs at the University of Pennsylvania Wharton School.

Lisa Brubaker

EVP, Chief Human Resources Officer
Age: 62 • Year Assumed Current Position: 2024 • Year Hired by WSFS: 1987

Lisa Brubaker, has served as Executive Vice President and Chief Human Resources Officer of WSFS Financial Corporation since
January 1, 2024. Ms. Brubaker served in the role of Chief Information Officer from August 2020 through November 2024. From May
2018 to August 2020, Ms. Brubaker served as Executive Vice President and Chief Technology Officer. She joined WSFS in 1987 and has held a variety of leadership roles with increasing responsibilities throughout her WSFS career. Ms. Brubaker serves on the Board of the Brandywine Red Clay Alliance, a watershed conservation organization in Southeastern Pennsylvania and New Castle County,
Delaware, and volunteers for the Delaware Nature Society, Girls Inc. of Delaware and the Delaware Humane Association. She earned her bachelor's degree in biology from the University of Delaware.  Ms. Brubaker is a current Aresty Scholar at the Wharton School’s
Aresty Institute of Executive Education where she has completed several programs under the Certificate of Professional Development curriculum in the areas of leadership, finance, and technology.

WSFS Bank 2026 Proxy Statement	30
David Burg

EVP, Chief Financial Officer
Age: 52 • Year Assumed Current Position: 2024 • Year Hired by WSFS: 2024

David Burg has served as Executive Vice President and Chief Financial Officer since August 2024. Prior to WSFS, Mr. Burg spent nearly 17 years at Citigroup, most recently as Head of Strategy and Execution for Legacy Franchises. He also served as Chief Financial
Officer for the entire Latin America region from 2021 to 2023 and as Chief Financial Officer of Citigroup's Treasury and Trade Solutions
businesses from 2017 to 2021. In these roles, he was responsible for financial reporting, financial planning and analysis, treasury management and strategy. Prior to Citigroup, he was an Engagement Manager at McKinsey & Company and also held various roles at
General Electric. Mr. Burg holds an MBA in finance from Columbia Business School, as well as a master's degree in materials science and engineering from Columbia University. He earned his bachelor's degree in applied science and engineering from Rutgers
University.

Christine E. Davis

EVP, Chief Risk Officer
Age: 48 • Year Assumed Current Position: 2022 • Year Hired by WSFS: 1999

Christine E. Davis has served as Executive Vice President and Chief Risk Officer since March 2022. Ms. Davis has been with WSFS for over 25 years, holding many different roles within Internal Audit. In her prior role as Chief Auditor, she directed and oversaw the continuous development and implementation of a comprehensive and effective Internal Audit Program throughout the organization, including its subsidiary companies, and previously served as the Deputy Chief Auditor. Ms. Davis serves on the Boards of the Delaware
Bankers Association and Delaware Financial Education Alliance. Ms. Davis holds a Certified Public Accountant (CPA) certificate in
Delaware and a bachelor’s degree in accounting from Pennsylvania Western University.

Jamie Hopkins

EVP, Chief Wealth Officer
Age: 40 • Year Assumed Current Position: 2024 • Year Hired by WSFS: 2023

Jamie Hopkins has served as Executive Vice President and Chief Wealth Officer since August 2024. Prior to his current role, Mr.
Hopkins was Director of Private Wealth Management for Bryn Mawr Trust. Prior to joining WSFS, he was Managing Partner at Carson
Group, where he was responsible for the growth of their private wealth management business and contributed to their retirement planning initiatives. Mr. Hopkins is the Founder of FinServ Foundation, a nonprofit dedicated to coaching and developing the next generation of financial professionals. He serves on the FinServ Foundation Board, along with the Wealth.com, C2P Enterprises, Focal, and Wing.app Advisory Boards and previously served as national trustee member of the National Association of Insurance and
Financial Advisors (NAIFA). Mr. Hopkins holds an LLM from Temple University Beasley School of Law, a JD from Villanova University
Charles Widger School of Law, a master's degree in financial planning from the American College of Financial Services and an MBA from Villanova University.

Shari Kruzinski

EVP, Chief Consumer Banking Officer
Age: 56 • Year Assumed Current Position: 2023 • Year Hired by WSFS: 1989

Shari Kruzinski, has served as Executive Vice President and Chief Consumer Banking Officer since January 2023. Previously, she served as Executive Vice President and Chief Customer Experience Officer from October 2021 to January 2023 and as Executive Vice
President and Director of Retail Delivery from May 2021 until October 2021. Prior to that, from 2008 until May 2021 she was Senior
Vice President and Regional Manager of WSFS Bank’s Southeastern Pennsylvania market. Her responsibilities included heading
WSFS Bank’s retail operations, and consumer and small business banking in Chester, Delaware and Montgomery Counties. Ms.
Kruzinski joined WSFS in 1989 and has held many leadership positions within the Retail Division throughout her 35+ years with the
Company. Ms. Kruzinski serves on the Board of the Greater Philadelphia Market Board of the March of Dimes. She attended
Wilmington University and is a graduate of ABA Stonier Graduate School of Banking.

WSFS Bank 2026 Proxy Statement	31
Allan Matyger

EVP, Chief Information Officer
Age: 47 • Year Assumed Current Position: 2025 • Year Hired by WSFS: 2001
Allan Matyger, has served as Executive Vice President and Chief Information Officer since May 2025. Previously, he served as Senior
Vice President and Chief Technology Officer for Cash Connect®, a division of WSFS Bank and a leading national provider of ATM cash management, remote cash capture solutions, and optimized cash logistics. He joined Cash Connect® in 2001 and has served in various senior roles during his nearly twenty-five years with the Company. Mr. Matyger received a Bachelor of Science degree in Computer and
Information Science from the University of Delaware.

James Wechsler

EVP, Chief Commercial Banking Officer
Age: 38 • Year Assumed Current Position: 2025 • Year Hired by WSFS: 2010

James "Jim" Wechsler has served as Executive Vice President and Chief Commercial Banking Officer since January 2025. Prior to his current role, he served as Chief Operating Officer of Commercial Banking. He has also held various senior positions at WSFS, including leading Corporate Development, Strategic Planning, Consumer Lending and Small Business Banking. He serves on the Board of Bryn
Mawr Hospital Foundation and JFCS of Greater Philadelphia, and previously served on the board of SpringEQ until its sale in 2023.  Mr.
Wechsler earned his bachelor's degree in finance from the University of Delaware and his MBA in finance and strategic management from Villanova University.

WSFS Bank 2026 Proxy Statement	32
Executive Compensation Discussion and Analysis

In this Executive Compensation Discussion & Analysis ("CD&A"), we explain our 2025 compensation program for our Executive
Leadership Team, including our CEO, our Chief Financial Officer ("CFO") role and our three highest paid other executive officers listed below. Our Leadership and Compensation Committee has designed our executive compensation program to reflect our pay-for-
performance philosophy, with oversight from our Board of Directors and guidance and assistance from its independent compensation consultant, Frederic W. Cook & Co., Inc. ("FW Cook"). Principally, our executive compensation program is designed to align the interests of senior leadership with our stockholders and our long-term success.

Named Executive Officers
	Rodger Levenson	David Burg
	Chairman, President, and Chief Executive Officer	Executive Vice President, Chief Financial Officer

	Arthur J. Bacci	Lisa Brubaker	Shari Kruzinski
	Executive Vice President, Chief Operating Officer	Executive Vice President, Chief Human Resources Officer	Executive Vice President, Chief Consumer Banking Officer
Summary

In 2025, we compensated our executive officers using a combination of base salary and both short-term and long-term incentive awards for their performance. Under the Executive Leadership Team Incentive Plan ("ELTIP"), we award a mix of service-based equity grants, in the form of Restricted Stock Units ("RSUs"), performance-based equity grants, in the form of Performance Stock Units ("PSUs"), as well as cash-based incentives to our executive officers on an annual basis, as described further in this CD&A. We believe that a mix of short-term and long-term award opportunities will appropriately compensate and reward executive officers for both near-term results and for creating long-term sustainability.

WSFS Bank 2026 Proxy Statement	33
How Executive Compensation Decisions Are Made

Compensation decisions are made by our Leadership and Compensation Committee, considering input from management, FW Cook, and our stockholders (vis-à-vis say-on-pay votes), and through examination of compensation practices of a CPG, identified in consultation with FW Cook, that we believe is representative of those companies with whom we compete for talent. These varying roles are each described below.

LEADERSHIP AND COMPENSATION COMMITTEE			BOARD OF DIRECTORS

Ensures that personnel and compensation policies support our strategic plan and comply with all applicable legal and regulatory requirements	Reviews performance from prior year	Considers results of stockholders’ advisory votes on executive compensation	Considers all factors, including CEO’s assessment of NEO performance, when making compensation decisions	Makes final compensation decisions for CEO; approves final compensation decisions for NEOs

MANAGEMENT	COMPENSATION CONSULTANT(1)	STOCKHOLDERS

•  Key roles played by our CEO and our
Chief Human Resources Officer;
•  Assist with executive compensation
reviews, incentive program designs,
risk assessments of compensation
programs;
•  Focus on competitiveness and
alignment of our compensation
program with our strategic goals;
•  Recommend changes to compensation
programs where appropriate; and
•  Recommend pay levels and incentive
plan payments for executive officers,
except for the CEO.(3)

•  Retained solely by the Leadership and
Compensation Committee, only
provides services specifically
authorized by the Leadership and
Compensation Committee and reports
directly to the committee chair;
•  Conducts a formal evaluation of our
executive compensation program
annually; and
•  Guides on best practices with regard
to short term cash incentives, long-
term equity awards, and other
executive compensation plans,
policies and designs.

•  Say-on-pay votes conducted annually;
•  Frequency of say-on-pay votes revisited
every six years;(2)
•  2025 say-on-pay vote was approved by
more than 98% of the shares present in
person by participation at the Annual
Meeting or represented by proxy and
entitled to vote on the proposal; which
illustrates our stockholders' support for
our approach to executive
compensation; and
•  Informs ongoing executive compensation
plan and program design considerations.

(1) The Leadership and Compensation Committee selected FW Cook as its independent advisor in late 2024.  FW Cook does not have a personal or business relationship with any member of the Leadership and Compensation Committee. The Leadership and Compensation Committee assessed the independence of FW Cook in light of SEC rules regarding compensation consultant independence. As part of this assessment, the Leadership and Compensation Committee reviewed FW Cook’s letter addressing factors related to its independence and concluded that the services provided by FW Cook to the Leadership and Compensation Committee do not raise any conflict of interest issues.
(2) The next required vote on the frequency of advisory say-on-pay votes will occur during our 2029 Annual Meeting of Stockholders.
(3) The CEO does not participate in decisions regarding his compensation.

WSFS Bank 2026 Proxy Statement	34
Elements of Compensation

Our long-term financial objective is to be a sustainable, high-performing company, and we have designed our compensation practices toward attracting and retaining high-quality Associates and motivating and rewarding them for strong performance and creating alignment with the interests of our stockholders. The components of 2025 executive compensation were base salary, short-term cash incentive awards, long-term equity incentive awards and other benefits. The Leadership and Compensation Committee also has the authority to exercise discretion during the course of the year and consider discretionary bonuses, on a case-by-case basis.  The
Leadership and Compensation Committee did not approve any discretionary bonuses in 2025.
As reflected in the charts below, 80% of our CEO’s target total 2025 compensation was variable or “at risk,” and an average of 64% of our other NEOs’ target total 2025 compensation was variable or “at risk.” We believe the mix of compensation elements paid to our executive officers incentivizes the strong performance needed to meet our objectives. In the following section, we describe these elements of our executive compensation, including how we determine the amounts for each element, why each element is included in our executive compensation program and the actual payments resulting from our pay-for-performance incentive programs.

WSFS Bank 2026 Proxy Statement	35

Base Salary and Other Benefits	Variable Compensation (Short-Term Cash Incentives and Long-Term Equity Incentives)

Purpose: Significant tool for recruiting, motivating, and retaining top talent.	Purpose: Incentivize and compensate executives based on achievement of Company-wide and individual goals rewarding for near-term results and creating long-term sustainability.

Base Salary
A stable source of income and serves as a base amount
for pay-for-performance determinations.
•Weighs executives’ qualifications, experience,
responsibilities, individual performance, and value
compared to similar positions in our CPG for market
competitiveness.
•Considers expected responsibilities of executives,
special circumstances related to staffing needs, and
market situations.
•Market-based data utilized for newly hired executives’
amounts; salary requirements of other candidates
being considered; and current compensation levels of
peer executives at WSFS.

Other Benefits
Includes a non-qualified deferred compensation plan,
401(k) contributions, development allowance and minimal
perquisites.

ELTIP – Short-Term and Long-Term Incentives
Short-Term Incentive ("STI"): Short-term incentive awards are annual, cash-based incentives tied to achievement of financial, strategic, and individual goals that reflect profitable results, strong returns, and sound positioning for future performance. They award opportunities utilizing individual and Company-wide goals. Except for our CEO, 80% of each executive’s STI is based on a Company-wide performance score and
20% is based on individual performance. The CEO’s STI is based entirely on the Company-wide performance score. The Company-wide performance score metrics for the STI in 2025 were Adjusted ROA(1),
Adjusted ROTCE(1), Adjusted EPS(1), and Strategic Performance, each weighted equally at 25% of the Company-wide performance score. The
Strategic Metric was based on results of Associate engagement and
Company culture, community impact as measured through corporate volunteer hours and executive management's leadership and direction during the rollout of the 2025-2027 strategic plan. Our intent is that management interests with respect to earning annual incentives are aligned with shareholder interests.

Annual short-term incentives under the ELTIP are usually granted as a cash award as a percentage of the executive officer’s base salary based on threshold, target and maximum performance targets set by the Leadership and Compensation Committee, but may be granted as equity awards.

Long-Term Incentive ("LTI"): Long-term incentive awards consist of
RSUs and PSUs whose ultimate value is tied directly to share price experienced by our shareholders. Vesting and performance
requirements emphasize a strategic, multi-year perspective and achievement of competitive results versus the marketplace. RSUs are in the form of restricted stock units that generally vest in equal installments over three years. PSUs vest according to performance as measured by the Leadership and Compensation Committee at the end
of a 3-year period based on the Company’s cumulative Adjusted ROA(1)
performance relative to the KBW Nasdaq Regional Bank Index (KRX)
for the same period. Our intent is that management’s long-term interests with respect to earning and vesting shares are aligned with the long-term interests of our shareholders.

(1)
These are non-GAAP measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. Additional details can be found in “Appendix A – Non-GAAP Reconciliations”.

WSFS Bank 2026 Proxy Statement	36

Short-Term Cash Incentive Compensation Determination Process

Company-wide Performance Goals
Annually, the Leadership and Compensation Committee reviews our metrics and establishes Company-wide targets on the chosen metrics. In selecting the metrics, the Leadership and Compensation Committee considers our short-term and long-term business strategy, the current business environment, and the interests of stockholders.
The Company reviews and adjusts, as necessary, performance metrics at the onset of a new performance period. This review process helps ensure that Company-wide goals used for incentive plans support the
Company’s overall strategy, accommodate any shifts in strategy from year-to-year or during market changes and reflect past experiences and best practices. The Leadership and Compensation Committee has discretion to modify awards, including downward if appropriate. Examples of potential events or factors that Leadership and Compensation Committee may consider in reducing or eliminating awards include but are not limited to:
downgrading of the Bank’s regulatory examination results, imposition of regulatory enforcement actions, or excessive non-performing assets.

Individual Performance Goals
Annually, each executive officer (other than the CEO, whose short-term incentive award is based solely on company-wide performance) develops individual performance goals for the year consistent with that year’s financial plan, the current three-year strategic plan, and their personal professional growth.
Through an iterative, collaborative process, the executive officers and the CEO agree to the final individual performance goals. Individual performance goals are tailored to each executive officer’s function and particular area of responsibility, and may cover a wide variety of performance measures, including, but not limited to, financial performance, customer engagement, operational milestones, and other matters.

Weighting the Goals
Subject to final approval by our Board of Directors, the Leadership and Compensation Committee has final discretion to determine the amounts of final award payouts to all our executive officers, with the exception of the CEO, which is at the recommendation of the Leadership and Compensation Committee and at the final discretion of the Board of Directors.
Weighting percentage for short-term cash incentives is 80% for Company-wide performance and 20% for individual performance determined by measures and objectives established in discussion with the CEO.  The
CEO's performance is based completely on the Company-wide performance.
The Leadership and Compensation Committee believes that the more senior the rank of the executive, the more responsibility that executive has for Company-wide performance. As a result, as seniority increases, the weighting of Company-wide performance measurement criteria compared to individual performance criteria generally also increases, such that Company-wide performance plays a larger role in determining the amount of incentive awards provided to such executives. Similarly, individual and business unit performance goals play a larger role in determining the amount of the incentive award for less senior executives as compared to overall
Company-wide performance.

WSFS Bank 2026 Proxy Statement	37
Peer Group
Periodically, the Leadership and Compensation Committee engages its third-party compensation consultant to conduct a formal review of our executive compensation program. The Leadership and Compensation Committee requests these reviews to assess competitive compensation levels for Executive Leadership and the alignment of base compensation, incentives, and equity awards with our compensation philosophy. As part of this process, the Leadership and Compensation Committee reviews the programs and practices of a custom CPG, in addition to other relevant market compensation data sources. In selecting comparable companies for inclusion in the
CPG, we consider a number of factors including SEC-reporting status, listing on a major stock exchange, and location; along with measures of company size including total assets, revenues, market capitalization, size of workforce, etc. Our intent is that WSFS rank near the middle of the peer group when multiple size factors are considered. We update our CPG as an integral step in conducting formal reviews of marketplace compensation levels and practices.
Based on data obtained from S&P Global, our ending assets were below the 50th percentile of the CPG; while our revenues, market capitalization, and workforce size all ranked at or above the 50th percentile. We also note that our reported return on assets of 1.36%
ranked at 75th percentile of companies in the CPG, which supports our long-term top-quintile performance philosophy.
Listed below are members of our 2025 CPG along with individual company data. Results shown in the table below are as of December
31, 2025. Results shown in the table below are as of December 31, 2025, unless indicated otherwise in the accompanying footnotes.

Rank	Company Name	Ticker	State	Total Assets($mm)(1)	Return on Assets (%)(1)
1	Commerce Bancshares, Inc.	CBSH	MO	32,915	1.76
2	Ameris Bancorp	ABCB	GA	27,516	1.53
3	United Bankshares, Inc.	UBSI	WV	33,660	1.46
4	Hancock Whitney Corporation	HWC	MS	35,473	1.38
5	Cathay General Bancorp	CATY	CA	24,230	1.33
6	Fulton Financial Corporation	FULT	PA	32,118	1.22
7	Provident Financial Services, Inc.	PFS	NJ	24,981	1.19
8	UMB Financial Corporation	UMBF	MO	73,094	1.14
9	Associated Banc-Corp	ASB	WI	45,203	1.08
10	Customers Bancorp, Inc	CUBI	PA	24,896	0.95
11	Independent Bank Corp.	INDB	MA	24,913	0.93
12	TowneBank	TOWN	VA	19,687	0.93
13	Berkshire Hills Bancorp, Inc(2)	BHLB	MA	12,035	0.92
14	Atlantic Union Bankshares Corp.	AUB	VA	37,586	0.88
15	Pacific Premier Bancorp, Inc.(2)	PPBI	CA	17,783	0.76
16	OceanFirst Financial Corp	OCFC	NJ	14,564	0.51
17	Sandy Spring Bancorp, Inc(2)	SASR	MD	14127	0.14
18	Simmons First National Corporation	SFNC	AR	24,541	(1.55)
	Average			28,851	0.92
	25th Percentile			19,211	0.85
	50th Percentile			24,947	1.01
	75th Percentile			34,113	1.34
	WSFS Financial Corporation	WSFS	DE	21,314	1.36
	Percentile Rank			30th	75th

(1)	Financial data is provided by S&P Global Market Intelligence database.
(2)	Peer was acquired during 2025. Financial data presented is as of the last public filing prior to acquisition.

WSFS Bank 2026 Proxy Statement	38
2025 Executive Compensation Summary
Base Salary

Our compensation philosophy has been to review base salaries as compared to the market 50th percentile, consider individual performance, skills and experience, and determine an appropriate base salary based on all these factors. Mr. Levenson’s actual 2024 and 2025 base salary increases represent approximately the market 50th percentile salary for CEOs in comparable banks including our CPG and additional banking industry compensation survey data.

For 2025, our Board of Directors approved NEO base salary changes as shown in the following table.

		2026 to 2025		2025 to 2024
Name	2026	% Increase	2025	% Increase	2024
Rodger Levenson	$1,039,682	3.0%	$1,009,400	3.0%	$980,000
David Burg	599,654	3.0	582,188	1.3	575,000
Arthur J. Bacci	633,357	3.0	614,910	3.0	597,000
Lisa Brubaker	460,700	7.0	430,560	4.0	414,000
Shari Kruzinski	426,482	3.0	414,060	3.0	402,000
Executive Leadership Team Incentive Plan
Under the ELTIP for 2025, our executives were eligible for both short-term cash incentive awards and long-term equity incentive awards in the form of time-vested RSUs and performance-based PSUs.
2025 ELTIP Determination Process — Short-Term Incentives
We designed the short-term cash portion of the ELTIP to reward executives for excellence in performance on key financial and strategic metrics determined by our Board of Directors and the Leadership and Compensation Committee.
The Leadership and Compensation Committee selected Adjusted ROA, Adjusted ROTCE, Adjusted EPS, and a Strategic Performance
metric as the Company-wide performance measures for the short-term cash incentive awards under the ELTIP for 2025. All three financial measures are non-GAAP financial measures and may not be comparable to similar non-GAAP financial measures used by other companies. All three financial measures were also subject to adjustment based on the quality of earnings review described below.
For the Strategic Performance metric, the Leadership and Compensation Committee identified and evaluated Associate engagement and Company culture, community impact and executive management's direction and leadership rolling out the 2025-2027 strategic plan. For individual performance and contribution, our CEO collaborates with and sets individual performance goals for our Executive
Vice Presidents who form part of our Executive Leadership Team (each, an "EVP") which include specific operational and performance metrics pertinent to each EVP’s area of responsibility. Examples of these individual performance goals are asset quality metrics, service level agreement performance, area specific growth initiatives and strategic planning.
Our ELTIP design also incorporates the following:
•A “quality of earnings review” used to consider adjustments from GAAP reported earnings to ELTIP earnings;
•Award opportunities based on specified percentages of base salary for threshold, target, and maximum achievement by executive officers; and
•A proportional approach (interpolation) used to calculate incentive payouts for the performance results that fall between threshold, target and maximum levels.

WSFS Bank 2026 Proxy Statement	39
Short-Term Cash Incentive Performance Targets
The following table shows our 2025 performance metrics under the ELTIP.

Short-Term Incentive Company Score(1)	Threshold	Target	Maximum	Weighting
Adjusted ROA	0.99%	1.24%	1.36%	25%
Adjusted ROTCE	12.40%	15.50%	17.05%	25%
Adjusted EPS	$3.62	$4.52	$4.97	25%
Strategic Performance				25%

(1)
Threshold, Target, and Maximum performance goals are evaluated and based on our Quality of Earnings approach when setting each goal and when comparing against the publicly available financials of our peer group ("KRX").

For 2025, the table below reflects the target values of each of our NEO’s short-term cash incentive award under the ELTIP as a percent of base salary. Payment of short-term cash incentive awards under the ELTIP occurs no later than March 15th of the year following the performance period.

Name	Threshold	Target	Maximum
Rodger Levenson	55%	110%	165%
David Burg	33%	66%	100%
Arthur J. Bacci	33%	66%	100%
Lisa Brubaker	33%	66%	100%
Shari Kruzinski	33%	66%	100%

2025 Quality of Earnings Review
In connection with administering the short-term cash incentive component of the ELTIP, the Leadership and Compensation Committee
conducts a “quality of earnings” review under which it evaluates any unusual, one-time items generally greater than $5.0 million, after tax, that impact cash, equity and earnings, and considers them for adjustments for the purposes of calculating relevant performance measures. Any “quality of earnings” evaluations are made with a strong bias towards ensuring that management is accountable for reported results.
For 2025, the Leadership and Compensation Committee’s review concluded that certain items should be excluded from our reported earnings for the purposes of calculating Adjusted ROA, Adjusted ROTCE, and Adjusted EPS as it relates to the ELTIP STI.
Fee revenue was adjusted by a total of $7.0 million (pre-tax) for the following items:
•Excludes $4.1 million impairment loss on one of our equity investments;
•Excludes $3.9 million net loss on our Visa B derivative liability established from our previous sale of 360,000 shares in 2Q 2020;
•Excludes $1.0 million gain on sale of equity investments related to the sale of Spring EQ.
Expenses were adjusted by a total of $2.0 million (pre-tax) for the following items:
•Excludes $1.5 million loss on early extinguishment of debt, primarily related to accelerated costs from the redemption of $150 million of Senior Notes due 2030;
•Excludes $0.5 million of corporate development and restructuring expenses.
      The total impact of the above items adjusted the income tax provision by $2.1 million.

WSFS Bank 2026 Proxy Statement	40
As a result, solely for the purpose of determining achievement in 2025 of the Company-wide performance measures under the Quality of Earnings methodology, our Adjusted ROA, Adjusted ROTCE, and Adjusted EPS were adjusted up from their GAAP equivalents to
1.39%, 17.96%, and $5.21, respectively. The following table shows our 2025 adjusted results.
Our ELTIP STI performance rating is calculated from the equally weighted results for Adjusted ROA, Adjusted ROTCE, Adjusted EPS and Strategic Performance against each participant’s pre-established performance targets. These results are interpolated based on a performance score of 1 for “Threshold”, 2 for “Target”, and 3 for “Maximum.”

2025 ELTIP STI Performance Metrics(1)

Goals(2)	Threshold	Target	Maximum	WSFS Results	Result
Adjusted ROA	0.99%	1.24%	1.36%	1.39%	Maximum
Adjusted ROTCE	12.40%	15.50%	17.05%	17.96%	Maximum
Adjusted EPS	$3.62	$4.52	$4.97	$5.21	Maximum
Strategic Performance		See description below			Target+
				Aggregate Result	Target+

(1)
Threshold, Target, and Maximum performance goals are evaluated and based on our quality of earnings approach when setting each goal and when comparing against the publicly available financials of our peer group ("KRX").

(2)
Adjusted ROA, Adjusted ROTCE and Adjusted EPS are non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. Additional details can be found in “Appendix A – Non-GAAP Reconciliations.”

Strategic Performance
As described earlier, the Leadership and Compensation Committee identified and evaluated three components in the Strategic
Performance metric: Associate engagement and Company  culture, community impact and the rollout of the 2025-2027 strategic plan.
The weighted score of Strategic Performance metric was at Target+.
Based on the Company’s achievement in 2025 against the three performance metrics and the continued leadership and strategic direction provided by the Executive Leadership Team during the year, the Leadership and Compensation Committee granted and our
Board of Directors approved a short-term cash incentive award to our CEO in an amount equal to 154% of base salary (140% of his target incentive of 110% of salary). The CEO’s short-term cash award is based on 100% of the aforementioned company performance metrics. The other NEOs' short-term cash awards have an 80% Company performance and 20% individual performance weighting, which resulted in payouts averaging 89% of base salary (135% of their target incentive of 66% of salary).

	Base	STI Target		STI Payout (1)
Name	Salary	% of Salary	$ Value	% of Target	$ Value
Rodger Levenson	$1,009,400	110%	$1,110,340	140%	$1,550,312
David Burg	582,188	66%	384,244	137%	527,160
Arthur J. Bacci	614,910	66%	405,841	135%	548,844
Lisa Brubaker	430,560	66%	284,170	136%	386,057
Shari Kruzinski	414,060	66%	273,280	133%	362,534

(1)	Excludes one-time cash payments.
Long-Term Equity Incentive Award
Long-term incentive equity is awarded to the CEO and other NEOs in the form of RSUs and PSUs with a 40% and 60% split, respectively, assuming that PSUs are ultimately earned for 50th percentile performance ranking as described below. At target, the grant date value of awards equal to a percent of base salary is 190% of salary for the CEO and 70% of salary for other NEOs.
The CEO and other NEOs were awarded RSUs and PSUs based on the calculations described below. In addition, PSUs were granted at the target level based on the calculations described below, and subject to adjustments based on performance over the three-year performance period.

WSFS Bank 2026 Proxy Statement	41
RSU Grant Details
RSUs are generally granted with the grant date value equal to a percent of base salary divided by the share price on the grant date.
The grant date value equals 76% of salary for the CEO and 28% of salary for other NEOs. RSUs vest in equal annual installments generally over three years.
PSU Grant Details
The maximum number of PSUs that can be earned by the CEO and other NEOs is 200% of their target grant. For NEOs, the calculation is based on 84% of the salary of each NEO. Actual PSUs earned for the three-year performance period ending December 31, 2027 are based on the Company’s cumulative Adjusted ROA. The Company’s results are compared to the performance of companies in the KRX index to determine our percentile ranking. If the Company’s performance ranking is at the 25th, 50th, 75th or 100th percentiles, grantees will receive  50%, 100%, 150% or 200% of their target PSUs, respectively. If performance ranks below the 25th percentile, no
PSUs are earned. Interpolation is used to determine the number of PSUs earned for a ranking between the 25th and 100th percentiles.
Earned PSUs are also subject to cliff-vesting at the end of the performance period.
The below table reflects the NEO’s long-term equity incentive opportunity under the ELTIP as a percent of his or her base salary.

Name	RSU Grant Date Value as Percent of Salary
	76%
	PSU Grant Date Value as Percent of Salary
	57%	114%	171%	228%
Rodger Levenson	25th Percentile Performance Ranking	50th Percentile Performance Ranking	75th Percentile Performance Ranking	100th Percentile Performance Ranking

Name	RSU Grant Date Value as Percent of Salary
	28%
	PSU Grant Date Value as Percent of Salary
	21%	42%	63%	84%
David Burg	25th Percentile Performance Ranking	50th Percentile Performance Ranking	75th Percentile Performance Ranking	100th Percentile Performance Ranking
Arthur J. Bacci
Lisa Brubaker
Shari Kruzinski
2023 PSU Awards Performance Results
In February 2023, we issued the 2023 PSU Awards based upon a three-year performance period that concluded on December 31,
2025. These awards were measured using the Company’s cumulative Adjusted ROA as a percentile of the KRX Index. The below table reflects the earned amount of the 2023 PSU Awards at the 76th percentile, or a Target+ rating.

Name	Target # of Shares or Units of Stocks Granted	# of Shares or Units of Stocks Earned (Target+)
Rodger Levenson	20,557	31,245
David Burg	—	—
Arthur J. Bacci	3,534	5,370
Lisa Brubaker	3,398	5,165
Shari Kruzinski	3,297	5,011

WSFS Bank 2026 Proxy Statement	42
Compensation Risk Assessment
The CEO, Chief Human Resources Officer, Chief Risk Officer and the Leadership and Compensation Committee, with advice from its compensation consultant, have reviewed the Summary Incentive Compensation Review containing a description of all compensation components for each executive officer, including base salary, incentive compensation and all of our incentive compensation plans. They have determined that the compensation packages awarded to our executive officers, and others, are consistent with our goals to provide compensation that is competitive with our peers, that drives financial performance without undue risk, and aligns the interests of our executive officers, and others, with those of our stockholders. In addition, during 2025, the Leadership and Compensation
Committee reviewed an analysis of all incentive plans conducted by our Chief Risk Officer and concluded that our compensation program is balanced and does not encourage imprudent risk taking. Accordingly, we believe our executive and management compensation plans are reasonable, pay-for-performance-based, competitive, not excessive, and do not encourage our executives or any of our Associates to take actions that pose an unnecessary or excessive risk that would threaten the value of our Company and do not unnecessarily expose our Company to risks or encourage the manipulation of reported earnings to enhance the compensation of management.
The Leadership and Compensation Committee awards equity grants annually, generally at its February meeting. Grants may be recommended at other times during the year for special circumstances, such as the hiring of a new executive.
WSFS did not, during the year ended December 31, 2025, grant new awards of stock options, stock appreciation rights or similar option-like instruments and does not have a current practice of doing so.  Accordingly, it does not have a policy on the timing of awards of such instruments in relation to the disclosure of material nonpublic information.  In the event WSFS determines to grant new awards of such instruments, the Board expects to evaluate appropriate steps to take in relation to the foregoing.  WSFS has not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

WSFS Bank 2026 Proxy Statement	43
Benefits
401(k) Employer Contribution
We provide a 401(k) program that allows Associates to contribute a portion of their pre- and after-tax earnings towards retirement savings. We offer a Company match to all Associates enrolled in our 401(k) plan as a component of total compensation and encourage them to participate in the 401(k) program. We match the first 5% of an Associate’s contribution dollar-for-dollar up to IRS limitations.
Development Allowance
We provide a Development Allowance to our executive officers that provides up to $35,000 per year for the CEO and up to $12,500 per year for the Executive Leadership Team. These amounts reflect our growth and executive involvement in expanded markets. Allowable expenses under the Development Allowance include items that improve an executive’s networking and business development prospects, personal health, time management and general well-being in a way that can reasonably be expected to result in improvements to their productivity as one of our executives. CEO expenditures must be approved by the Lead Independent Director.
Expenditures by EVPs must be approved by the CEO.
Relocation Benefits
Separate from the above allowance, executives who are recruited from outside our market may be reimbursed for costs associated with their transitional relocation.
Retirement Plans
We do not maintain a tax-qualified non-contributory retirement plan (pension plan). However, we do provide continuation of medical benefits to Associates, including our executive officers, who retire, should they elect to participate in the benefit. We provide supplemental contributions toward retiree continuing medical coverage costs. For 2025, our contribution towards this supplement was capped at $4,676 per retiree but may have been less based on length of service at time of retirement of each retiree, irrespective of annual increases to the cost of the medical benefit premium. We limit our increases to no more than 4% annually.
Employment Agreements
Because of our corporate philosophy which emphasizes commitment based on performance, we do not have employment agreements for our NEOs. We have a formal severance policy for our Chief Executive Officer, the Executive Vice Presidents who report to him, and other individuals who serve critical roles as identified by the CEO and approved by the Leadership and Compensation Committee, which provides payments to NEOs if their employment is terminated without cause or under certain conditions following a change in control. Further details concerning the severance policy are provided in the section entitled “Potential Payments upon Termination or
Change in Control.”

WSFS Bank 2026 Proxy Statement	44
Executive Compensation Policies
Clawback Policy
The Leadership and Compensation Committee reserves the right to recover ("clawback") any covered incentives that were paid due to fraudulent activity, inaccurate performance criteria or reporting, or errors in financial statements that are required to be restated. Our clawback policy covers time- and performance-based equity awards and cash incentive compensation. The SEC adopted final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Act, and Nasdaq has adopted listing standards consistent with the SEC rules, effective as of October 2023. In compliance with those standards, the Board of Directors approved a
Compensation Clawback Policy in August 2023 in general alignment with the SEC clawback rules and Nasdaq listing standards. Our
Board of Directors has the sole authority to interpret, apply and implement this policy. Under this policy, the Leadership and
Compensation Committee may require executive officers, within the meaning of Rule 10D-1 of the Exchange Act, who were employed by the Company or a subsidiary of the Company during the applicable recovery period, to forfeit and reimburse any bonus, award or incentive compensation paid under a benefit plan to the extent that such bonus, award or incentive compensation was due to or was based on statements of earnings, revenues, gains, the performance metric criteria of a benefit plan or other criteria that were later found to be materially inaccurate by the Leadership and Compensation Committee. Executive officers are subject to clawback provisions in the event the Company is required to prepare an accounting restatement due to the material noncompliance by the Company during the three completed fiscal years preceding the date the restatement is determined to be filed. In such event, the Leadership and
Compensation Committee will conduct a review of awards covered by the policy and recoup any erroneously awarded incentive-based compensation to ensure that the ultimate payout gives retroactive effect to the financial results as restated. In addition, if an executive officer engages in misconduct that, in our Board of Directors’ discretion, directly or indirectly causes a material adverse effect to the
Company, our Board of Directors may require forfeiture or reimbursement of time- and performance-based equity and cash awards during the three-year period preceding the commission of the act of misconduct. Our clawback policy is scheduled to be reviewed again in 2026.
Stock Ownership Guidelines
To ensure our named executive officers make a meaningful investment in our common stock to align their economic interest more closely with those of our shareholders, our Board of Directors has established a minimum stock ownership guideline for the Executive
Leadership Team such that the CEO should own at least 100,000 shares of vested common stock and all EVPs should own at least
15,000 shares of vested common stock, each to be accumulated within five years of assuming his or her executive position. Our independent members of our Board of Directors are also required to hold a minimum of 6,000 shares of our common stock. These ownership guidelines are evaluated periodically for appropriate adjustments.
Insider Trading Policy
We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of WSFS' securities by its directors, officers, and employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to WSFS.  A copy of the Insider Trading Policy was incorporated as Exhibit 19 to our 2025 Annual Report on
Form 10-K.
Policy Prohibiting Hedging
Our Insider Trading Policy specifically prohibits WSFS insiders, which are defined as directors, officers holding the title of Senior Vice
President or higher and any other Associates with access to material non-public information, from hedging the risk associated with the ownership of our common stock.
Stock Trading Plans
Our Insider Trading Policy allows for purchases or sales of WSFS’ stock made in compliance with a written plan established by a director, officer or other Associate that meets the requirements of Rule 10b5-1 under the Exchange Act (a "Plan") if: (1) the Plan was established in good faith, in compliance with the requirements of Rule 10b5-1, at a time when the individual was not in possession of material non-public information about WSFS, and, for WSFS Insiders, was established during an open window period for trading in
WSFS’ stock and not during any trading “blackout” period; and (2) the Plan was reviewed by the Company’s Legal Department prior to its establishment to confirm compliance with the Insider Trading Policy and its related procedures. No amendments to such Plans are permitted during blackout periods. From time to time, other WSFS insiders may enter into similar trading plans in accordance with Rule
10b5-1.
Tax Considerations Related to Our Executive Compensation
Section 280G of the Code ("Code Section 280G") limits our ability to take a federal income tax deduction for certain compensation that could be paid to executive officers resulting from a change in control transaction affecting us. In the event we pay any “excess parachute payments,” as defined under Code Section 280G, we would have compensation payments that are not tax deductible under
Code Section 280G and executives would have excise taxes due on the receipt of such “excess parachute payments” under Section
4999 of the Code ("Code Section 4999"). The Leadership and Compensation Committee considers the adverse tax liabilities imposed by Code Section 280G and Code Section 4999, as well as its overall philosophy and objectives and corporate objectives, when it structures certain compensation to our executive officers.

WSFS Bank 2026 Proxy Statement	45
Compensation Committee Interlocks and Insider Participation
No member of our Leadership and Compensation Committee is, or formerly was, an officer or Associate of ours. During 2025, none of our executive officers served as a member of a board of directors or compensation committee of any entity that has one or more executives serving as a member of our Board of Directors or Leadership and Compensation Committee.
Leadership and Compensation Committee Report
Pursuant to rules and regulations of the SEC, this Compensation Committee Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act")
except to the extent that WSFS Financial Corporation (the "Company") specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.
The Leadership and Compensation Committee has reviewed and discussed with management the CD&A to be included in the
Company’s 2026 Proxy Statement filed pursuant to Section 14(a) of the Exchange Act (the "Proxy Statement"), including the information contained therein under the heading “Compensation of Our Board of Directors.” Based on the reviews and discussions referred to above, the committee recommends to our Board of Directors that the CD&A referred to above be included in the Proxy
Statement.
Leadership and Compensation Committee
Francis B. Brake, Chair
Lynn B. McKee, Vice Chair
Karen Dougherty Buchholz
Jennifer W. Davis
Nancy J. Foster
David G. Turner

WSFS Bank 2026 Proxy Statement	46
Summary Compensation Table (SCT)

Name and Principal Position	Year(1)	Salary(2)	Bonus(3)	Stock Awards(4)	Non-Equity Incentive Plan Compensation(5)	All Other Compensation(6)	Total
Rodger Levenson	2025	$1,004,500	$—	$2,562,293	$1,550,312	$56,155	$5,173,260
Chairman, President and	2024	966,001	—	2,375,961	1,245,090	57,035	4,644,087
Chief Executive Officer	2023	891,668	—	2,049,748	872,256	45,470	3,859,142
David Burg	2025	580,990	300,000	544,545	527,160	52,006	2,004,701
Executive Vice President and	2024	217,803	275,000	1,752,645	379,500	97,713	2,722,661
Chief Financial Officer	2023	—	—	—	—	—	—
Arthur J. Bacci	2025	611,925	—	575,137	548,844	41,461	1,777,367
Executive Vice President and	2024	494,906	97,500	384,983	448,419	40,350	1,466,158
Chief Operating Officer	2023	416,102	104,000	352,346	261,869	37,761	1,172,077
Lisa Brubaker	2025	427,800	—	402,692	386,057	33,688	1,250,237
Executive Vice President and	2024	412,000	103,500	369,807	314,623	29,505	1,229,435
Chief Human Resources Officer	2023	400,000	—	451,358	247,471	22,219	1,121,048
Shari Kruzinski	2025	412,051	—	387,328	362,534	41,445	1,203,358
Executive Vice President and	2024	400,000	15,000	359,124	304,137	43,850	1,122,111
Chief Consumer Banking Officer	2023	—	—	—	—	—	—

(1)	The compensation does not appear in the table above as they were not NEOs during the following years: Ms. Kruzinski, 2023; Mr. Burg, 2023.
(2)	Salary reflects the actual amount paid during the year.
(3)	The bonus amounts include the following one-time payments in 2025 for discretionary reasons: Mr. Burg received $300,000 in 2025, which represents the remainder of his agreed-upon sign-on bonus.
(4)
Represents the aggregate fair value of awards on the date they were granted in accordance with ASC Topic 718. See the Notes to the
Consolidated Financial Statements included in our 2025 Annual Report on Form 10-K for the assumptions used to calculate grant date fair value.
Amounts in this column include the aggregate grant date fair value of RSUs and PSUs granted in February 2025. Values from the RSUs were as follows: Mr. Levenson $767,154; Mr. Burg, $163,038; Mr. Bacci, $172,184; Ms. Brubaker, $120,566; and Ms. Kruzinski, $115,966. Values from
PSUs reflect the grant date value of PSUs awarded in 2025 based on the probable outcome of the associated performance conditions. This amount is calculated consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC Topic 718 (excluding the effect of estimated forfeitures). The calculation results in amounts greater than the target award value under the ELTIP. Based on the closing price of WSFS common stock on the grant date of $53.49 on February 27, 2025, the target award value for PSUs awarded were as follows: Mr. Levenson, $1,150,730; Mr. Burg, $244,556; Mr. Bacci, $258,303; Ms. Brubaker, $180,850; and Ms.
Kruzinski, $173,949. If valued assuming a maximum payout, the value of the awards would be: Mr. Levenson, $2,301,460; Mr. Burg, $489,112; Mr.
Bacci, $516,606; Ms. Brubaker, $361,700; and Ms. Kruzinski, $347,898.

(5)	Represents cash amounts paid as ELTIP short-term incentive awards.
(6)
All Other Compensation includes contributions of $17,500 made by us to the 401(k) plans of each of our NEOs. Includes development allowances for each NEO as follows: Mr. Levenson, $32,655; Mr. Burg, $4,449; Mr. Bacci, $12,500; Ms. Brubaker, $4,757; and Ms. Kruzinski, $12,500.  Also
includes recognition awards in the form of gift cards provided to NEOs in 2025 in the following amounts: $1,335 for Mr. Burg; $1,361 for Mr. Bacci;
$1,331 for Ms. Brubaker; and $1,345 for Ms. Kruzinski. Includes automobile allowance and travel stipends for each NEO as follows: Mr. Levenson
$6,000; Messrs. Burg, Bacci and Mses. Brubaker and Kruzinski, $10,100. Includes $18,622 of relocation expenses for Mr. Burg. Health benefits paid directly by the Company are not included in the table above.

WSFS Bank 2026 Proxy Statement	47
Grants of Plan-Based Awards
The following table presents information regarding grants of non-equity and equity plan-based awards to our NEOs during 2025. Such awards consist of both RSUs and PSUs. The RSU grants generally vest equally over three years. Except where otherwise indicated
PSUs have a grant date fair value of $53.49, which is equal to the closing stock price of WSFS common stock at the grant date of
February 27, 2025. The PSUs vest at the end of a three-year performance period.

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($) (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (#) (1)			RSU Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards ($) (2)(3)
Name		Threshold	Target	Maximum	25th (Threshold)	50th (Target)	100th (Max)
Rodger Levenson
2025 Cash Incentive Award		$539,000	$1,078,000	$1,617,000	—	—	—	—	—
2025 RSU Awards	2/27/2025	—	—	—	—	—	—	14,342	$767,154
2025 PSU Awards	2/27/2025	—	—	—	10,756	21,513	43,025	—	1,795,139
David Burg
2025 Cash Incentive Award		$189,750	$379,500	$575,000	—	—	—	—	—
2025 RSU Awards	2/27/2025				—	—	—	3,048	163,038
2025 PSU Awards	2/27/2025	—	—	—	2,286	4,572	9,143	—	381,508
Arthur J. Bacci
2025 Cash Incentive Award		$197,010	$394,020	$597,000	—	—	—	—	—
2025 RSU Awards	2/27/2025	—	—	—	—	—	—	3,219	$172,184
2025 PSU Awards	2/27/2025	—	—	—	2,414	4,829	9,656	—	402,953
Lisa M. Brubaker
2025 Cash Incentive Award		$136,620	$273,240	$414,000	—	—	—	—	—
2025 RSU Awards	2/27/2025	—	—	—	—	—	—	2,254	$120,566
2025 PSU Awards	2/27/2025	—	—	—	1,690	3,381	6,761	—	282,126
Shari Kruzinski
2025 Cash Incentive Award		$132,660	$265,320	$402,000	—	—	—	—	—
2025 RSU Awards	2/27/2025	—	—	—	—	—	—	2,168	$115,966
2025 PSU Awards	2/27/2025	—	—	—	1,626	3,252	6,502	—	271,361

(1)
Represents the 2025 dollar value or stock units of awards under the annual incentive component of the ELTIP. Actual cash incentive amounts paid for 2025 are included in the “Non-Equity Incentive Plan Compensation” column of the SCT.

(2)
See Note 16 to the Notes to the Consolidated Financial Statements included in our 2025 Annual Report on Form 10-K for the assumptions made in calculating the grant date fair value of stock and options awards.

(3)	PSU award amounts computed are as the probable value at the date of grant.

WSFS Bank 2026 Proxy Statement	48
Outstanding Equity Awards Value at Year-End
The following table shows the number and exercise price of all unexercised stock options held by NEOs as of December 31, 2025, as well as shares of unvested RSUs and PSUs owned by the NEOs. The option awards are listed in order of grant date. These awards are subject to our clawback provision affecting our NEOs.

		Outstanding Equity Awards at Fiscal Year-End 2025
		Option Awards				Stock Awards
Name	Grant Year	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Not Exercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Share or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards:
								Number of Unearned Shares, Units or Other Rights That have Not Vested(3)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
Rodger Levenson	2019	12,991	—	43.28	2/28/2026
	2020	34,740	—	36.11	2/27/2027
	2021	27,730	—	51.84	3/3/2028
	2022					4,622(4)	$255,319
	2023					31,245(2)	1,725,974
	2023					4,569(4)	252,392
	2024					11,714(4)	647,081	52,711	$2,911,756
	2025					14,342(4)	792,252	43,026	2,376,756
David Burg	2024					15,820(5)	873,897	11,395	629,460
	2025					3,048(5)	168,372	9,144	505,115
Arthur J. Bacci	2020	59	—	36.11	2/27/2027
	2021	1,946	—	51.84	3/3/2028
	2022					1,298(6)	71,702
	2023					786(6)	43,419
	2023					5,370(2)	296,639
	2024					1,898(6)	104,846	8,541	471,805
	2025					3,219(6)	177,818	9,658	533,508
Lisa M. Brubaker	2019	6,809	—	43.28	2/28/2026
	2020	9,793	—	36.11	2/27/2027
	2021	7,267	—	51.84	3/3/2028
	2022					1,266(7)	69,934
	2023					5,165(2)	285,315
	2023					1,578(7)	87,168
	2024					1,824(7)	100,758	8,204	453,189
	2025					2,254(7)	124,511	6,762	373,533
Shari Kruzinski	2022					1,055(8)	58,278
	2023					733(8)	40,491
	2023					5,011(2)	276,808
	2024					1,771(8)	97,830	7,967	440,097
	2025					2,168(8)	119,760	6,504	359,281

(1)	Reflects the number of units granted multiplied by $55.24, the closing price of our common stock on December 31, 2025.
(2)
Represents the actual number of PSUs that were earned based on satisfaction of the associated performance criteria for the performance period ended December 31, 2025 that will vest on February 27, 2026.

(3)
PSUs granted February 29, 2024 and February 27, 2025 are shown at maximum value as of 12/31/2025. The total actual number of shares to be earned will be determined at the end of the applicable performance period.

(4)	RSUs vest on the following dates: 19,828 on 4/15/2026, 10,638 on 4/15/2027 and 4,781 on 4/15/2028. RSUs generally vest in equal installments over three years beginning with 2023 grant year.
(5)
RSUs vest on the following dates: 1,016 on 4/15/2026, 11,865 on 8/15/2026, 1,016 on 4/15/2027 and 3,955 on 8/15/2027 and 1,016 on 4/15/2028.
RSUs generally vest in equal installments over three years beginning with 2023 grant year.

(6)	RSUs vest on the following dates: 4,106 on 4/15/2026, 2,022 on 4/15/2027 and 1,073 on 4/15/2028. RSUs generally vest in equal installments over three years beginning with 2023 grant year.
(7)
RSUs vest on the following dates: 2,022 on 4/15/2026, 822 on 12/18/2026, 1,663 on 4/15/2027 and 752 on 4/15/2028. RSUs generally vest in equal installments over three years beginning with 2023 grant year.

(8)	RSUs vest on the following dates: 3,395 on 4/15/2026, 1,609 on 4/15/2027, and 723 on 4/15/2028. RSUs generally vest in equal installments over three years beginning with 2023 grant year.

WSFS Bank 2026 Proxy Statement	49
Option Exercises and Stock Vested During 2025
The following table shows the number of options exercised, PSUs vested, and RSUs vested by the NEOs during the fiscal year ended
December 31, 2025.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise	Number of PSUs Acquired on Vesting (#)	Number of RSUs Acquired on Vesting (#)	Total PSU and RSU Value Realized on Vesting(2)
Rodger Levenson	7,396	$50,301	31,122	21,754	$2,714,159
David Burg	—	—	—	11,865	654,117
Arthur J. Bacci	—	—	5,385	4,682	514,207
Lisa M. Brubaker	—	—	5,173	5,224	536,596
Shari Kruzinski	—	—	4,775	3,554	426,297

(1)
Amounts reflected represent various PSU and RSU awards vested during 2025. The number of shares reported as acquired is the full number of
RSUs or PSUs vested, not the net number of shares received after withholding shares for satisfaction of taxes.

(2)
Amounts represent sum of (i) the number of shares released on February 27, 2025 in respect of the 2022 PSU awards multiplied by the closing market price of our Common Stock on February 27, 2025, $53.49 and (ii) the number of shares released in respect of RSUs multiplied by the closing market price of the vesting dates.

Executive Non-Qualified Deferred Compensation
Plan
We offer a non-qualified deferred compensation plan for our executives. This program allows for base compensation to be deferred, as well as for deferment of cash awards. It offers pre-tax, voluntary contributions, tax deferred earnings, investment choices and flexible payment options. The plan is solely funded by the participant, and while the Company has discretion to make employer contributions, it has not exercised its discretion to do so for NEOs. The plan was reviewed and approved by our Leadership and Compensation
Committee and our Board of Directors. The following table provides information relating to deferrals of compensation by our NEOs under our non-qualified deferred compensation plan.
The following table provides information on compensation the NEOs have elected to defer:

Name	Principal Position	Executive Contributions in 2025(1)	Aggregate Earnings in 2025(2)	Aggregate Withdrawals/ Distributions in 2025	Aggregate Balance at December 31, 2025
Rodger Levenson	Chairman, President and CEO	$—	$—	$—	$—
David Burg	EVP, Chief Financial Officer	—	—	—	—
Arthur J. Bacci	EVP, Chief Operating Officer	170,731	21,104	—	377,159
Lisa Brubaker	EVP, Chief Human Resources Officer	198,365	299,913	—	2,253,686
Shari Kruzinski	EVP, Chief Consumer Banking Officer	42,069	8,541	—	87,548

(1)	Amounts in this column are included in the Summary Compensation Table.
(2)	Amounts in this column are not included in the Summary Compensation Table.

WSFS Bank 2026 Proxy Statement	50
Potential Payments upon Termination or Change in
Control

We have adopted a severance policy that provides severance
payments upon termination of employment without “Cause” for
“Good Reason” (as each term is defined in the policy) for an executive (which includes all of our NEOs) covered by the
severance policy. Eligibility for severance benefits is subject to the terms and conditions of the WSFS Executive Severance
Policy, and the amount of severance benefits that may be due depends on whether the qualifying termination of employment
occurs in connection with a Change in Control.
Non-Change in Control Termination
under Severance Policy
Executive officers covered by this policy who incur a qualifying termination that is not a Change of Control Termination
(described below) are entitled to be paid eighteen months of base salary (twenty-four months for the CEO), the value of
employer-portion of premiums for coverage under the WSFS
health plan and dental plan for eighteen months (twenty-four months for the CEO), and outplacement benefits commensurate
with the executive’s level.
Change in Control Termination under
Severance Policy
Executive officers covered by this policy who incur a qualifying termination within twenty-four months following a change in
control (a "Change of Control Termination") are entitled to be paid two times (three times for the CEO) the sum of the
executive’s base salary and the amount of the most-recently
earned bonus, the value of employer-portion of premiums for
coverage under the WSFS health plan and dental plan for
twenty-four months (thirty-six months for the CEO), and
outplacement benefits commensurate with the executive’s level.
If it is determined that the any of the preceding payments would be subject to the excise tax under Section 4999 of the Internal
Revenue Code of 1986, as amended, then the change in control payment would be reduced to greatest amount that would not be subject to the excise tax if, after taking into account applicable federal, state, local and foreign income and employment taxes, the excise tax, and any other applicable taxes, the executive would retain a greater amount on an after-tax basis following such reduction.

Treatment Under Equity Awards
In the event of an executive’s death, disability, or a Change of
Control Termination, all outstanding RSUs would vest in full. For unvested PSUs, upon death or disability of an executive, the
PSUs are eligible to continue to vest and would be paid out at the same time as then-employed participants at an amount
based on actual final performance results. PSUs also have a
double trigger which, should it occur, would allow them to be paid out at the maximum value.
Total Payments Due Upon Termination
of Employment
The table on the following page shows the payments that our
NEOs would have received upon termination of their
employment on December 31, 2025, under the circumstances
shown.

WSFS Bank 2026 Proxy Statement	51
Payments Due Upon Termination

				Within 24 Months of a Change in Control
Name			Termination Without Cause or Departing for Good Reason(1)	Termination Without Cause or Departing for Good Reason(2)	Death(3)	Disability(4)
Rodger Levenson	Severance pay	(5)	$2,018,800	$7,679,136	$500,000	$528,700
	Outplacement services	(6)	25,000	—	—	—
	Option and stock award vesting	(7)	6,291,539	7,803,972	6,291,539	6,291,539
	Health benefits	(8)	32,238	48,357	—	—
	Total Value		$8,367,577	$15,531,465	$6,791,539	$6,820,239
David Burg	Severance pay	(5)	$873,282	$2,218,696	$500,000	$76,000
	Outplacement services	(6)	25,000	—	—	—
	Option and stock award vesting	(7)	1,403,953	1,627,461	1,403,953	1,403,953
	Health benefits	(8)	24,179	32,238	—	—
	Total Value		$2,326,414	$3,878,395	$1,903,953	$1,479,953
Arthur J. Bacci	Severance pay	(5)	$922,365	$2,327,508	$500,000	$164,427
	Outplacement services	(6)	25,000	—	—	—
	Option and stock award vesting	(7)	1,213,652	1,494,934	1,213,652	1,213,652
	Health benefits	(8)	22,041	29,388	—	—
	Total Value		$2,183,058	$3,851,830	$1,713,652	$1,378,079
Lisa M. Brubaker	Severance pay	(5)	$645,840	$1,633,234	$414,000	$239,280
	Outplacement services	(6)	25,000	—	—	—
	Option and stock award vesting	(7)	1,101,165	1,341,862	1,101,165	1,101,165
	Health benefits	(8)	13,167	17,556		—
	Total Value		$1,785,172	$2,992,652	$1,515,165	$1,340,445
Shari Kruzinski	Severance pay	(5)	$621,090	$1,553,188	$402,000	$231,030
	Outplacement services	(6)	25,000	—	—	—
	Option and stock award vesting	(7)	976,504	1,209,413	976,504	976,504
	Health benefits	(8)	21,371	28,495	—	—
	Total Value		$1,643,965	$2,791,096	$1,378,504	$1,207,534

(1)
Non Change in Control: CEO receives 24 months of base salary; EVPs receive 18 months of base salary, as well as 24 and 18 months, respectively, for the CEO’s and EVP’s employer-portion of premiums for coverage under health plan.

(2)
Change in Control without Cause or Good Reason; CEO receives 36 months of base salary plus STI, EVPs receive 24 months of base salary plus
STI, as well as 36 and 24 months, respectively, for the CEO and EVP's employer-portion of premiums under health plan.

(3)	Death benefit one times base salary up to maximum of $500,000 provided to all Associates through the Company-paid Term Life and AD&D Insurance, reflected in figures above.
(4)
NEOs hired prior to 1/1/2023 are grandfathered two weeks of short-term disability for each year of service up to a maximum of 26 weeks paid at
100% of weekly earnings. Short-term disability benefits for all NEOs hired on or after 1/1/2023 is 66.67% of weekly earnings subject to the plan’s maximum weekly benefit of $2,000 for up to 26 weeks. Long-term disability is 60% of monthly earnings and has a $10,000 per month maximum benefit.

(5)
Severance payments following a change in control are subject to reduction if such payments would exceed the deductible limits under Section 280G of the Internal Revenue Code, if such a reduction results in greater after tax net result (a "best net" provision).

(6)	Outplacement services amounts are estimates based on management’s experience with outplacement providers.
(7)
This value includes stock options, RSUs and PSUs. Stock options and RSUs vesting is based on an assumed value of $55.24 per common share reflecting the closing price of WSFS common stock on Nasdaq on the last trading day of 2025. PSUs vesting is based on each award's maximum value for Change in Control without Cause or for Good Reason and PSUs vesting is based on each award's probable value for Non Change in
Control, Death or Disability.

(8)	Health benefits represent the portion of the total cost that would be paid by WSFS.

WSFS Bank 2026 Proxy Statement	52
CEO Pay Ratio
The CEO Pay Ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
We determined our 2023 median employee (our “2023 Median Employee”) from our employee population on December 31, 2023.
SEC rules allow a company to use the same median employee for three consecutive fiscal years. Accordingly, we have used our 2023
Median Employee for purposes of determining our 2025 pay ratio, as there has been no change in our employee population or employee compensation arrangements that we reasonably believe would significantly impact our pay ratio disclosure. To identify our
2023 Median Employee, we used a measure of total cash compensation defined as the sum of base salary/annual hourly pay, bonus, incentive, commission, overtime, and other disbursements (e.g., payment for Saturday work) as reflected in our payroll records. We believe this is a reasonable measure of total compensation and consistent with prior years’ methodology for selecting our median
Associate.
To calculate the 2025 ratio of compensation of our median Associate to that of Mr. Levenson, we calculated the median Associate’s annual total compensation consistent with the calculation of Mr. Levenson’s annual total compensation as reported in the “Total” column of our 2025 SCT plus Mr. Levenson’s health care benefits paid by the Company. The median Associate’s annual total compensation includes total cash compensation described above plus the amount of such Associate’s health care benefits paid by the Company, if elected and the company matching contributions to participants in our Section 401(k) employee savings plan. The annual total compensation for the median Associate was $123,762. Mr. Levenson’s total compensation (including benefits) was $5,188,746. The ratio of Mr. Levenson’s annual total compensation to the annual total compensation of the identified median Associate at December 31,
2025 was approximately 42 to 1.

WSFS Bank 2026 Proxy Statement	53
Pay versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. “Compensation Actually Paid” ("CAP") is calculated in accordance with SEC rules and does not reflect the actual amount of compensation earned or paid during the applicable year. For information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the
Company’s performance, refer to our “Compensation Discussion and Analysis.”
Pay versus Performance Table
In accordance with SEC reporting rules, the table below reports the SCT total compensation and CAP for our Principal Executive Officer
("CEO") and, on average, our non-CEO NEOs, our Total Shareholder Return ("TSR") and the TSR of our selected peer group ("KRX"), our reported Net Income, and our Adjusted ROA, which represents our Company Selected Measure ("CSM"), each for the past five fiscal years.

					Year-end Value of $100 invested on 12/31/2020 Based on:
Year	SCT Total for CEO(1) $	CAP to CEO(2) $	Average SCT Total for Non-CEO NEOs(1) $	Average CAP to Non-CEO NEOs(2) $	WSFS TSR(3) $	Peer Group TSR(4) $	WSFS GAAP Net Income (in millions) $	WSFS Adjusted ROA(5) %
2025	$5,173,260	$5,376,276	$1,558,916	$1,610,667	$131.03	$152.74	$287.3	1.39%
2024	4,644,087	6,186,062	1,639,940	1,884,875	124.51	143.42	263.7	1.26%
2023	3,859,142	2,842,594	1,086,806	629,363	106.30	126.69	269.2	1.38%
2022	4,658,471	4,642,876	1,452,394	1,375,931	103.34	127.19	222.4	1.40%
2021	3,386,092	3,690,966	1,373,560	1,400,192	112.86	136.65	271.4	1.86%

(1)Our Principal Executive Officer was Mr. Rodger Levenson, who served as our CEO for all five years covered in the table.
For 2021, our non-CEO NEOs were Ms. Peggy Eddens, Mr. Dominic Canuso, Mr. Steve Clark, and Mr. Michael Reed. For 2022, our non-CEO NEOs
were Mr. Dominic Canuso, Mr. Steve Clark, Mr. Arthur Bacci, and Mr. Richard Wright. For 2023, our non-CEO NEO’s were Mr. Dominic C. Canuso,
Mr. Steve Clark, Mr. Arthur Bacci, Ms. Lisa Brubaker, and Mr. Patrick Ward. For 2024, our non-CEO NEO’s were Mr. David Burg, Mr. Steve Clark, Mr.
Arthur Bacci, Ms. Lisa Brubaker, and Ms. Shari Kruzinski. For 2025, our non-CEO NEO’s were Mr. David Burg, Mr. Arthur Bacci, Ms. Lisa Brubaker, and Ms. Shari Kruzinski.
The dollar amounts reported are total compensation in the SCT for the CEO and the average for non-CEO NEOs for each reported fiscal year.
(2)The dollar amounts reported represent CAP, as calculated in accordance with SEC rules for the CEO and the average for non-CEO NEOs for each reported year. These dollar amounts do not reflect actual amounts of compensation paid during the covered year, but reflect adjustments to SCT data for (i) the year-end fair values of unvested equity awards granted in the current year, (ii) the year-over-year difference of year-end fair values for unvested awards granted in prior years, (iii) the fair values at vest date for awards granted and vested in the current year and (iv) the difference between prior year-end fair values and vest date fair values for awards granted in prior years.
(3)Reflects the cumulative TSR of WSFS over the five-year period. The reporting is based on a theoretical $100 invested on the last day of 2020 and valued as of the last trading day of 2021, 2022, 2023, 2024, and 2025.
(4)Reflects the cumulative TSR of the KRX, weighted according to the member companies’ market capitalization for each period for which the return is indicated. The KRX is the peer group used by WSFS for purposes of Item 201(e) of Regulation S-K under the Exchange Act in our Annual Report on
Form 10-K for the year ended December 31, 2025.
(5)Adjusted ROA is the non-GAAP measure that divides (i) Adjusted Net Income (non-GAAP) attributable to WSFS by (ii) average assets for the applicable period. For a reconciliation of these non-GAAP financial measures to their comparable GAAP measures, see “Appendix A – non-GAAP
Reconciliations.” For a description of our Quality of Earnings review, refer to our “Compensation Discussion and Analysis” ("CD&A").

WSFS Bank 2026 Proxy Statement	54
Calculation of CAP

To calculate the amounts in the CAP table to our CEO and Non-CEO NEOs in the table above according to SEC reporting rules, the following adjustments were made to Total Compensation as reported in the SCT for 2025.

	2025
	CEO	Average Non-CEO NEOs
Total Compensation from SCT	$5,173,260	$1,558,916
Amount deducted for aggregate change in actuarial present value from SCT	—	—
Amount deducted for grant date values in the SCT	(2,562,293)	(477,426)
Amount included (+ or -) or year-end fair value of unvested awards granted in the current year	2,646,122	493,045
Amount included (+ or -) for year-over-year difference of year-end fair values for unvested awards granted in prior years	257,606	49,240
Amount included (+ or -) for fair values at vest date for awards granted and vested in current year	—	—
Amount included (+ or -) for difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	(138,419)	(13,109)
Amount included for forfeitures during current year equal to prior year-end fair value	—	—
Total Adjustments(1)	$203,016	$51,751
CAP (as calculated)	$5,376,276	$1,610,667

(1)
Our 2018 Long-Term Incentive Plan prohibits the payment of dividends or dividend equivalents on unexercised stock options or unvested full value equity grants. Therefore, no dividend-related adjustments were required in the calculation of CAP.

Performance Measures

Our Leadership & Compensation Committee takes a comprehensive perspective in appraising executive officer and Company performance, and considers multiple metrics in our ELTIP. Refer to the CD&A for further discussion of how we maintain alignment between performance and rewards. As required by SEC rules, the performance measures identified as the most important for executive officer compensation decisions are listed below.
•Adjusted ROA—our Company Selected Measure (CSM)
•Adjusted ROTCE
•Adjusted EPS
For a reconciliation of these non-GAAP financial measures to their comparable GAAP measures, see “Appendix A – non-GAAP
Reconciliations.”

WSFS Bank 2026 Proxy Statement	55
Relationship Between CAP and Performance Measures

In accordance with SEC reporting rules, we have prepared the following graphs which overlay the following performance results with
CAP:
•Company and peer group TSR versus CAP to the CEO and average for other NEOs for each covered year.
•Company Net Income versus CAP to the CEO and average for other NEOs for each covered year.
•Company Adjusted ROA versus CAP to the CEO and average for other NEOs for each covered year.

WSFS Bank 2026 Proxy Statement	56

WSFS Bank 2026 Proxy Statement	57
Proposal 3: Ratification of the Appointment of
Independent Registered Public Accounting Firm
AUDIT MATTERS
The Company’s Audit Committee appointed the firm of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 and is submitting its selection for ratification by our stockholders. KPMG LLP has served as our independent registered public accounting firm since 1994. Subject to the matters discussed under the section entitled “Audit
Committee Report”, the Audit Committee carefully considered the firm’s qualifications as our independent registered public accounting firm, including a review of the qualifications of the engagement team, the quality control procedures the firm has established, and any issues raised by the most recent quality control review of the firm.
Representatives of KPMG LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.
ABOUT THE AUDIT COMMITTEE
The Audit Committee’s review also included the matters regarding auditor independence discussed under the section titled “Audit
Committee Report”, including whether the nature and extent of non-audit services would impair the independence of the auditors.
Services provided to the Company and its subsidiaries by KPMG LLP during fiscal year 2025 are described under the section titled
“Audit Services” below.
ABOUT YOUR VOTE
•To be ratified, the appointment of KPMG LLP as our independent registered public accounting firm must receive a favorable vote of a majority of the shares present in person by participation at the Annual Meeting or represented by proxy and entitled to vote on that proposal.
•Abstentions will have the same effect as votes against the proposal and broker non-votes will have no effect on the outcome of the proposal.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2026.

WSFS Bank 2026 Proxy Statement	58

AUDIT SERVICES
It is the policy of the Audit Committee to approve all audit and non-audit services prior to the engagement of the independent registered public accounting firm to perform any service, subject to the following operating procedures: Each year in connection with the execution of the audit engagement letter, the Audit
Committee pre-approves a retainer for additional services that are either audit or audit-related in nature. These additional services may not exceed 5% of the annual audit fee amount. For any additional audit or audit-related services to be provided by the independent registered public accounting firm that were not pre-approved in accordance with this procedure, and for which the fees are expected to not exceed 10% of the annual audit fee, the Chair of the Audit Committee can provide pre-approval of the services. For any additional services where the fees are
expected to exceed 10% of the annual audit fee, the pre-
approval of the entire Audit Committee is required.

In addition, a retainer for tax consulting services is pre-approved by the Audit Committee. Any tax consulting services exceeding the retainer amount are approved in accordance with the above procedure. All fees paid to the independent registered public accounting firm are reported to the Audit Committee in a timely manner. In connection with the audit of the 2025 financial
statements, we entered into engagement letters with KPMG LLP that set the terms by which KPMG LLP performed services for
us. All of the services listed below for 2025 were approved by the
Audit Committee prior to the service being rendered as
described in the procedures above. The Audit Committee has
determined that the non-audit services performed during 2025 were compatible with maintaining the independent registered
public accounting firm’s independence.

AUDIT FEES
The aggregate fees earned by KPMG LLP for professional services rendered for the audit of our consolidated financial statements included in our annual report on Form 10-K and for the review of the consolidated financial statements included in our quarterly reports on Form 10-Q for the fiscal year ended December 31, 2025  are expected to be $2,090,000 with $1,100,000 fees paid in 2025 and $990,000 fees paid or expected to be paid in
2026. The aggregate fees for the fiscal year December 31, 2024 were $2,125,000 with $1,651,000 fees paid in 2024 and $474,000 paid in 2025.

AUDIT RELATED FEES
The aggregate fees earned by KPMG LLP for audits of Associate benefit plans, due diligence activities on proposed transactions and research, consultation and attestation services on financial accounting and reporting matters for the year ended December 31, 2025 are expected to be
$580,000 with $505,000 paid in 2025 and $75,000 paid or expected to be paid in 2026. The aggregate fees for the fiscal year ended December 31,
2024 were $50,000 with all fees paid in 2024.

TAX FEES
The aggregate fees earned by KPMG LLP for professional services rendered for tax compliance, tax advice and tax planning for the year ended
December 31, 2025 were $323,400 with all fees paid in 2025. The aggregate fees for the fiscal year ended December 31, 2024 were $265,740, with all fees paid in 2024.

ALL OTHER FEES
There were no fees earned by KPMG LLP for professional services rendered other than those listed under the captions “Audit Fees,” “Audit Related
Fees,” and “Tax Fees” for the years ended December 31, 2025 and 2024.

 AUDIT COMMITTEE REPORT

As part of its ongoing activities, the Audit Committee has:
•Reviewed and discussed with management the Company’s
audited consolidated financial statements for the fiscal year ended December 31, 2025;
•Discussed with the Company’s independent registered
public accounting firm the matters required to be discussed
under relevant guidance of the Public Company Accounting
Oversight Board ("PCAOB"), including Auditing Standard
No. 1301 - Communications with Audit Committees, and the
SEC; and

•Received the written disclosures and the letter from the
independent registered public accounting firm required by
the applicable requirements of the PCAOB regarding the
independent registered public accounting firm’s
communications with the Audit Committee concerning
independence and has discussed with the independent
registered public accounting firm their independence.
Based on the review and discussions referred to above, the
Audit Committee recommended to our Board of Directors that
the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended
December 31, 2025.

AUDIT COMMITTEE MEMBERS

David G. Turner, Chair	Anat Bird
Michael J. Donahue, Vice Chair	Nancy J. Foster
Christopher T. Gheysens	Eleuthère I. du Pont

WSFS Bank 2026 Proxy Statement	59
Transactions with Related Parties

The Company also has a written Related Party Transaction Policy pursuant to which the Governance and Nominating Committee conducts a review and provides oversight over all related party transactions for potential conflict of interest situations. A related party transaction is generally any transaction in which WSFS or its subsidiaries is or will be a participant, in which the amount involved exceeds $120,000, and a director (or nominee), executive officer, immediate family member, or any beneficial owner of more than 5% of our common stock, has or will have a direct or indirect material interest.

In the ordinary course of its business, WSFS Bank makes loans to our directors, officers and Associates. All loans granted to related parties, regardless of the amount, are reported to our Board of Directors. These loans are subject to limitations and restrictions under federal banking laws and regulations, including Regulation O, and are made on substantially the same terms (including interest rate and collateral) as, and credit underwriting procedures that are not less stringent than those prevailing at the time for comparable loans with persons not related to WSFS Bank. These loans do not involve more than, the normal risk of repayment or present other unfavorable features to WSFS Bank.
In accordance with our written policy and Regulation O of the Board of Governors of the Federal Reserve System, any extensions of credit granted by the Bank to a related party in excess of $500,000 requires pre-approval by our Board of Directors, with the interested party (if a director) abstaining from participating directly or indirectly in the voting. During 2025, there were no loans that constituted extensions of credit under Regulation O.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. The forms must be filed with the SEC generally within two business days of the date of the trade. Such officers, directors and 10% stockholders are also required to furnish us with copies of all Section 16(a) forms they file.

To our knowledge and based solely on our review of the copies of such forms, there were no late Section 16(a) filings during 2025, except for the following: (i) on March 3, 2025, a late Form 4 was filed for Lisa Brubaker to report the withholding of 306 shares that had been previously excluded due to a clerical error; and (ii) on December 23, 2025, a late Form 4 was filed for Eleuthère du Pont to report a gift of 1,326 shares to a family trust that had not been reported due to a clerical error.

WSFS Bank 2026 Proxy Statement	60
Security Ownership of Certain Beneficial Owners
and Management
The following table sets forth the number of shares of our common stock beneficially owned by our directors, named executive officers, all directors and executive officers taken together and 5% stockholders as of March 13, 2026. The table also shows the amount of such shares as a percentage of all of the shares of our common stock outstanding as of March 13, 2026 (unless otherwise indicated). As of that date, there were 52,257,081 shares of our common stock outstanding.

In accordance with Rule 13d-3 under the Exchange Act, for the purposes of this table, a person is deemed to be the beneficial owner of any shares of common stock if he or she has, or shares, voting or dispositive power with respect to such common stock or has a right to acquire beneficial ownership at any time within 60 days of the determination date. Except as otherwise noted, the named beneficial owner exercises sole voting and investment power over the shares of common stock.

	Number of Shares (Including Exercisable Options)(1)	Percentage of our outstanding common stock
Directors:
Anat Bird	25,888	*
Francis B. Brake	20,389	*
Karen Dougherty Buchholz	28,718	*
Jennifer W. Davis	26,200	*
Michael J. Donahue	13,819	*
Eleuthère I. du Pont	16,587	*
Nancy J. Foster	8,602	*
Christopher T. Gheysens	12,040	*
Michelle Hong	655	*
Rodger Levenson(2)	231,728	*
Lynn B. McKee	16,544	*
David G. Turner	22,653	*
Named Executive Officers:
Arthur J. Bacci	29,937	*
Lisa Brubaker	63,377	*
David Burg	6,261	*
Shari Kruzinski	17,288	*
Directors and Executive Officers as a group (20 persons)	572,688	1.10%
5% WSFS Financial Corp Stockholders:
BlackRock, Inc.(3) 50 Hudson Yards New York, NY 10001	8,694,832	14.30%
The Vanguard Group, Inc.(4) 100 Vanguard Blvd. Malvern, PA 19355	6,965,678	11.47%
Dimensional Fund Advisors, LP(5) Building One 6300 Bee Cave Road Austin, TX 78746	3,757,218	6.20%
State Street Corporation (6) 1 Congress Street Boston MA 02114	3,030,372	5.10%

*	Less than 1% of outstanding common stock.
(1)	Includes exercisable stock options for the following individuals: R. Levenson: 62,470 and L. Brubaker: 17,060.
(2)	Rodger Levenson is also an NEO but reported in the Directors section.
(3)	According to the Statement on Schedule 13G/A of BlackRock, Inc. filed with the SEC on January 23, 2024.
(4)	According to the Statement on Schedule 13G/A of The Vanguard Group, Inc. filed with the SEC on February 13, 2024.
(5)	According to the Statement on Schedule 13G/A of Dimensional Fund Advisors, LP filed with the SEC on February 14, 2024.
(6)	According to the Statement on Schedule 13G of State Street Corporation filed with the SEC on October 17, 2024.

WSFS Bank 2026 Proxy Statement	61
Meeting and Other Information

Notice of Internet Availability of Proxy Materials
In accordance with rules adopted by the SEC, except for stockholders who have requested otherwise, we have generally mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability"). The Notice of Internet Availability
provides instructions either for accessing our proxy materials, including the Proxy Statement and the 2025 Annual Report to
Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2025 (the "Proxy Materials"), at the website address referred to in the Notice of Internet Availability, or for requesting printed copies of the proxy materials by mail or electronically by email. If you would like to receive a paper or email copy of our proxy materials either for this Annual Meeting or for all future meetings, you should follow the instructions for requesting such materials included in the Notice of Internet Availability we mailed to you. Our Board of Directors provided the Notice of Internet Availability and is making the proxy materials available to you in connection with the Annual Meeting. As a stockholder of record on the Record Date, you are invited to attend the Annual Meeting and are entitled to, and requested to, vote on the proposals described in this Proxy Statement.

Information Contained in Proxy Statement
This information relates to the proposals to be voted on at the Annual Meeting, the voting process, compensation of our directors and most highly paid executives and certain other required information.

Electronic Access to the Company’s Proxy Materials
The Proxy Materials are available at https://web.viewproxy.com/wsfs/2026 and from our corporate website at investors.wsfsbank.com.
To view this material, you must have available the virtual control number located on the proxy card or, if shares are held in the name of a broker, bank or other nominee, the voting instruction form.

Stockholders Eligible to Vote
Only stockholders of record at the close of business on the Record Date, which was March 20, 2026, will be entitled to vote at the
Annual Meeting.

Shares Eligible to be Voted
As of the Record Date, we had 52,212,081 shares of common stock outstanding. Each outstanding share of our common stock will entitle its holder to one vote on each of the three director nominees to be elected and one vote on each other matter to be voted on at the Annual Meeting. We do, however, permit cumulative voting for the election of directors, meaning that if, for example, there are three seats up for election in a given class, if you own 100 shares, you have 300 votes to distribute among the nominees as you see fit. You can distribute them equally and cast 100 votes for each nominee or you may give more votes to certain nominees, even giving all 300 votes to a single nominee if you wish. If you give us a proxy to vote your shares at the Annual Meeting, we will distribute your votes among the nominees as we see fit. If you do not want us to use cumulative voting for your shares, you may state that on your proxy card. See “How to Vote” below for more information regarding cumulative voting.

Quorum Requirement
As of the Record Date, 52,212,081 shares of the Company’s common stock were issued and outstanding. We require the presence, whether in person, by participation at the virtual meeting or through the prior submission of a proxy, of the holders of shares of WSFS common stock representing a majority of the shares outstanding and entitled to vote on the Record Date. If you submit a properly executed proxy, then you will be considered part of the quorum.

Matters to be Voted On
The Annual Meeting is being held to consider the following proposals:

(1) The election of three directors for a three-year term expiring on the date of our Annual Meeting of Stockholders to be held in 2029;
(2) A non-binding advisory vote on the compensation of our NEOs;
(3) The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending
December 31, 2026; and
(4) Such other matters as may properly come before the meeting or any adjournment thereof.
Our Board of Directors recommends a vote:
FOR each of the three nominees for director;
FOR the non-binding advisory vote on the compensation of our NEOs; and
FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

WSFS Bank 2026 Proxy Statement	62
Votes Required
Proposal 1: Directors are elected by plurality vote, meaning that the nominees who receive the greatest number of votes are elected.
Proposal 2: The advisory proposal relating to executive compensation must receive a favorable vote of a majority of the shares present in person by participation at the Annual Meeting or represented by proxy and entitled to vote on the proposal to be approved.
Proposal 3: The appointment of KPMG LLP as our independent registered public accounting firm must receive a favorable vote of a majority of the shares present in person by participation at the Annual Meeting or represented by proxy and entitled to vote on the proposal to be ratified.
For Proposal 1, you may vote for a nominee or you may withhold your vote for a nominee. In a contested election, the number of seats up for election is less than the number of persons nominated. The winning nominees are the ones who receive more votes than the other nominees. In an uncontested election, there are enough seats up for election for all the nominees, so all will be elected regardless of the number of votes they each receive.

Effect of Abstentions and Broker Non-Votes
For Proposal 1, abstentions and broker non-votes are treated as present for quorum purposes only and will not affect the outcome of the vote on the proposal. For Proposals 2 and 3, abstentions will have the same effect as votes against such proposals and broker non-votes will have no effect on the outcome of the vote on any of the proposals.

If you fail to instruct your broker how you want your shares voted, your broker may use discretionary authority to vote your shares only on “routine” matters. The election of directors and the non-binding advisory vote on the compensation of our NEOs are not considered
“routine” matters. As such, your broker cannot vote your shares with respect to these proposals if you do not give instructions.

If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the 2026 Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at https://web.viewproxy.com/wsfs/2026. On the day of the Annual Meeting, you may only vote during the Annual Meeting by e-mailing a copy of your legal proxy to virtualmeeting@viewproxy.com in advance of the Annual Meeting.

Broker Non-Votes
If a broker indicates on its proxy that it submits to the Company that it does not have authority to vote certain shares held in “street name,” the shares not voted are referred to as “broker non-votes.” Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in “street name” on particular proposals under the rules of Nasdaq and the “beneficial owner”
of those shares has not instructed the broker how to vote on those proposals. If you are a beneficial owner and you do not provide instructions to your broker, bank or other nominee, your broker, bank or other nominee is permitted to vote your shares for or against
“routine” matters such as Proposal Number 3, the ratification of the appointment of our independent registered public accounting firm.
Brokers are not permitted to exercise discretionary voting authority to vote your shares for or against “non-routine” matters. All of the matters on which stockholders will be asked to vote on at the Annual Meeting, with the exception of Proposal Number 3, the ratification of the appointment of our independent registered public accounting firm, are “non-routine” matters.

WSFS Bank 2026 Proxy Statement	63

How to Vote If you are the stockholder of record, you may vote by one of the following four methods (as instructed on the Notice of Internet Availability):
•Virtually at the Annual Meeting; •Via the Internet;	•By telephone; or •By mail.
If you would like instructions on how to vote via the internet during the virtual Annual Meeting, please contact
VirtualMeeting@viewproxy.com or call 866-612-8937. If you elect to vote by mail and you requested and received a printed set of the proxy materials, you may mark, sign, date and mail the proxy card enclosed with the proxy materials you received. Whichever method of voting you use, the proxies identified on the proxy card will vote the shares of which you are the stockholder of record in accordance with your instructions.

If you submit a proxy card properly voted and returned through available channels without giving specific voting instructions, the proxies will vote the shares as recommended by our Board of Directors. If you own your shares in “street name,” that is, through a brokerage account or in another nominee form, you must provide instructions to the broker or nominee as to how your shares should be voted. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive these Proxy
Materials. If you own your shares in this manner, you must provide a legal proxy from your broker or nominee during registration and you will be assigned a virtual control number in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the 2026 Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the internet, including how to demonstrate proof of stock ownership, are posted at https://web.viewproxy.com/wsfs/2026. On the day of the Annual Meeting, you may only vote during the meeting by e-mailing a copy of your legal proxy to virtualmeeting@viewproxy.com in advance of the meeting.

A stockholder of record may exercise cumulative voting rights by indicating on the proxy card the manner in which such votes should be allocated. A stockholder who holds shares beneficially through a bank, broker, trustee or other nominee and wishes to cumulate votes, should contact his, her or its bank, broker, trustee or other nominee. Internet and telephone voting cannot accommodate cumulative voting. To cumulate your votes, you must follow the instructions on the Notice of Internet Availability of Proxy Materials to
obtain a paper copy of the proxy materials and indicate the manner in which such votes should be allocated.

Voting over the Internet or by Telephone

Voting over the Internet: You may use the Internet (www.AALvote.com/WSFS) to transmit your vote up until 11:59 P.M., Eastern Time, on May 13, 2026 by following the instructions provided either in the Notice of Internet Availability or on the proxy card or voting instruction form you received if you requested and received a printed set of the proxy materials.

Voting by Telephone: If you are a stockholder of record, you may call 1 (866) 804-9616 and use any touch-tone telephone to transmit your vote up until 11:59 P.M., Eastern Time, on May 13, 2026 by following the instructions provided either in the Notice of Internet
Availability or on the proxy card or voting instruction form you received if you requested and received a printed set of the proxy materials. Note: If you intend to take advantage of the opportunity to listen to the Annual Meeting via telephone, you will not be able to revoke or cast a vote over the telephone during the Annual Meeting. If you hold your shares in “street name,” that is through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or
Internet voting options are available.

Revoking or Changing Your Vote

If you are the record owner of your shares and you completed and submitted a proxy card, you may revoke your proxy at any time before it is voted at the Annual Meeting by:
•Submitting a new proxy card with a later date;
•Delivering written notice to our Secretary, stating that you are revoking your proxy;
•Attending the Annual Meeting and voting your shares in person (via the internet); or
•If you are a record owner of your shares and you submitted your proxy by telephone or via the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be.

Please note that attendance at the Annual Meeting will not, in itself, constitute revocation of your proxy. If you own your shares in
“street name,” you may later revoke your voting instructions by informing the bank, broker or other holder of record in accordance with that entity’s procedures.

WSFS Bank 2026 Proxy Statement	64
Participating in the Virtual Meeting

We consider the Annual Meeting an opportunity for stockholders to have access to our Board of Directors and Executive Leadership
Team in a public forum, and we invite stockholders to submit questions or comments in advance of the Annual Meeting. This is an important part of the process, and we have established a procedure for stockholders to send communications to our Board of Directors as well as to management. While legal considerations and timing issues may prevent us from answering all questions or addressing all comments, we believe this dialogue is helpful in increasing communication with our stockholders.

Please send questions to:	WSFS Financial Corporation Investor Relations WSFS Bank Center 500 Delaware Avenue Wilmington, Delaware 19801 or: stockholderrelations@wsfsbank.com
Stockholders may also submit questions while attending the Annual Meeting via live webcast. Please follow the instructions on the virtual meeting website to type your questions into the questions/chat box on the screen in order to ask questions during the Annual
Meeting. At the Annual Meeting, we will attempt to respond to as many of the questions and comments we receive. During the live Q&A session of the Annual Meeting, we may answer questions as they come in and address those asked in advance, to the extent relevant to the business of the Annual Meeting, as time permits.

There will be technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting live audio webcast. Please be sure to check in 15 minutes prior to the start of the meeting on the day of the meeting, so that any technical difficulties may be addressed before the Annual Meeting live audio webcast begins. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please email virtualmeeting@viewproxy.com or call (866) 612-8937.

The Cost of the Proxy Solicitation
The accompanying proxy is being solicited by our Board of Directors. We will pay the costs of soliciting proxies from our stockholders.
We have engaged Alliance Advisors to help in the solicitation of proxies for a fee of approximately $13,000 plus associated costs and expenses.

How to Obtain the Company’s Corporate Governance Information
Our Corporate Governance information is available from our website at investors.wsfsbank.com. Our stockholders may also obtain written copies at no cost by writing to us at WSFS Bank Center, 500 Delaware Avenue, Wilmington, Delaware 19801, Attention: Investor
Relations.

Requesting Electronic or Printed Copies of this and Future Proxy Materials
You may request and consent to delivery of electronic or printed copies of this and future proxy statements, annual reports and other stockholder communications by:
•Following the instructions at: investors.wsfsbank.com;
•Calling (888) WSFSBANK or (888) 973-7226; or
•Sending an email to stockholderrelations@wsfsbank.com.

When requesting copies of proxy materials and other stockholder communications, you should have available the virtual control number located on the proxy card or, if shares are held in the name of a broker, bank or other nominee, the voting instruction form.

Stockholder Nominations and Proposals for Inclusion in our Proxy Statements
Under SEC Rule 14a-8, a stockholder desiring to make a proposal to be included in the proxy statement for the 2027 Annual Meeting of
Stockholders must present such proposal to the following address: WSFS Financial Corporation, WSFS Bank Center, 500 Delaware
Avenue, Wilmington, Delaware 19801, Attention: Corporate Secretary.

Proposals must be received no later than the close of business on November 27, 2026, and must comply with SEC Rule 14a-8 in order for the proposal to be considered for inclusion in the Company’s proxy statement. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2027 Annual
Meeting of Stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than March 15, 2027 and comply with the deadlines outlined in our Bylaws described below.

WSFS Bank 2026 Proxy Statement	65

Stockholder Director Nominations
As set forth in our Bylaws, a stockholder making a recommendation for nomination must provide certain information for each person the stockholder proposes to recommend as a nominee to the Board:

As required by our Bylaws, a recommendation for nomination must provide the following information for each person the stockholder proposes to recommend as a nominee to the Board:
•the name and age of such person;
•any information required to be disclosed in solicitations of proxies with respect to nominees for election of directors by Section
14 of the Exchange Act and related rules and regulations (including the written consent of the person proposed as a director nominee);
•a description of all direct and indirect compensation, economic interests and other material monetary arrangements during the past three years, and any other material relationships, between or among such stockholder and each recommended nominee, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination were the “registrant” for purposes of such rule and the recommended nominee were a director or executive officer of such registrant;
•a description of all relationships between the proposed nominee and the recommending stockholder, and of any agreements, arrangements and understandings between the recommending stockholder and the recommended nominee regarding the nomination; and
•a description of all relationships between the recommended nominee and any of the Company’s competitors, customers, suppliers, labor unions and any other persons with special interests regarding the Company.

In addition, our Bylaws require such a recommendation for nomination or proposal to provide specified information with respect to the stockholder recommending a nominee, as well as the beneficial owner, if any, on whose behalf the recommendation for nomination is made. Such information includes, among other things:
•the name, address and telephone number of such stockholder and of such beneficial owner;
•the class or series and number of shares of the Company owned of record by such stockholder and beneficially by such beneficial owner and the time period such shares have been held;
•any derivative instruments with respect to Company shares owned by such stockholder or beneficial owner;
•any proxy or similar arrangement pursuant to which such stockholder or beneficial owner has a right to vote any shares of any security of the Company or has granted any such right to any person or persons;
•short interest in any security of the Company; and
•any other information relating to such stockholder and beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and related rules and regulations.

Such notice must also contain certain representations by the stockholder and beneficial owner, as well as certain other information as provided in our Bylaws.

Nominations for the 2027 Annual Meeting of Stockholders must be received no earlier than January 14, 2027 and no later than
February 13, 2027. For additional details regarding the requirements with respect to such notices, please see our Bylaws, which were filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on February 28, 2023.

Other Stockholder Proposals

For any proposals other than a recommendation for director nomination, our Bylaws require that such proposal include certain information regarding the proposal. In addition, our Bylaws require such a recommendation for nomination or proposal to provide specified information with respect to the stockholder recommending a nominee, as well as the beneficial owner, if any, on whose behalf the recommendation for nomination is made. Such notice must also contain certain representations by the stockholder and beneficial owner, as well as certain other information as provided in the Bylaws.

Proposals to be submitted for the 2027 Annual Meeting of Stockholders outside of SEC Rule 14a-8 must be received no earlier than
January 14, 2027 and no later than February 13, 2027. For additional details regarding the requirements with respect to such notices, please see our Bylaws, which were filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on February 28, 2023.

WSFS Bank 2026 Proxy Statement	66
Company Documents and Other Matters

Annual Report
A copy of our 2025 Annual Report, including financial statements and schedules, has been made available to stockholders and is posted on our website at investors.wsfsbank.com and at the
SEC at its website at www.sec.gov. Additional copies of our 2025
Annual Report may be obtained without charge by writing to
WSFS Bank Center, 500 Delaware Avenue, Wilmington,
Delaware 19801, Attention: Investor Relations.

Internet Availability of Proxy Materials, or if you are receiving multiple copies thereof and wish to receive only one, please notify your broker or nominee if your shares are held in a
brokerage account or other account or our agent, Equiniti Trust
Company, LLC (“Equiniti”) if you hold registered shares. You can notify Equiniti by sending a written request to: Equiniti Trust
Company, LLC, 55 Challenger Road, Floor 2, Ridgefield Park,
NJ 07660, or by calling Equiniti at (877) 864-4747.

Householding
The SEC has adopted rules that permit companies and
intermediaries, such as brokers, to satisfy delivery requirements for annual reports, proxy statements and Notices of Internet
Availability of Proxy Materials with respect to two or more
stockholders sharing the same address by delivering a single annual report, proxy statement and Notice of Internet Availability of Proxy Materials addressed to those stockholders. This
process, which is commonly referred to as “householding,”
potentially provides extra convenience for stockholders and cost savings for companies. Brokers with account holders who are
stockholders of the Company may be householding the
Company’s proxy materials. Once you have received notice from your broker that it will be householding materials to your
address, householding will continue until you are notified
otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report, proxy statement, or Notice of

Other Matters
Our Board of Directors knows of no business that will be
presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If,
however, other matters are properly brought before the Annual
Meeting, it is the intention of the persons named in the
accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment. Whether or not you intend to be present at the Annual Meeting, you are
urged to vote via the Internet, by telephone or, if you received printed materials, by returning your proxy card. If you are present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual
Meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate
documentation from your record-holder to vote personally at the
Annual Meeting.

WSFS Bank 2026 Proxy Statement	67
APPENDIX A – NON-GAAP RECONCILIATIONS

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. The non-GAAP measures used herein include ROTCE, Core ROA, coverage ratio including estimated remaining credit marks, Adjusted ROA, Adjusted ROTCE, and Adjusted EPS. Management believes that these non-GAAP financial measures provide useful information to an understanding of the operating results of our core business. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these adjusted measures, this presentation may not be comparable to other similarly titled adjusted measures reported by other companies. A reconciliation of the non-GAAP measure to the GAAP measure are set forth below:

(dollars in thousands, except per share data)	As of and for the Year Ended December 31, 2025
Calculation of return on average tangible common equity:
GAAP net income attributable to WSFS	$287,349
Plus: Tax effected amortization of intangible assets	11,538
Net tangible income (non-GAAP)	$298,887
Average stockholders’ equity of WSFS	2,682,068
Less: Average goodwill and intangible assets	979,420
Net average tangible common equity (non-GAAP)	$1,702,648
Return on average common equity (GAAP)	10.71%
Return on average tangible common equity (non-GAAP)	17.55%
Calculation of tangible common book value per share:
Total stockholders’ equity of WSFS (GAAP)	$2,738,545
Less: Goodwill and other intangible assets	969,903
Total tangible common equity (non-GAAP)	$1,768,642
Number of shares of common stock outstanding (000s)	53,410
Book value per share (GAAP)	$51.27
Tangible common book value per share (non-GAAP)	$33.11
Calculation of adjusted net income:
GAAP net income attributable to WSFS	$287,349
Plus: Unrealized loss on equity investments, net	4,057
Less: Realized gain on sale of equity investment, net	(957)
Plus: Visa derivative valuation adjustment	3,929
Plus: Loss on debt extinguishment	1,503
Plus: Corporate development and restructuring expense	488
Plus: Tax impact of pre-tax adjustments	(2,097)
Adjusted net income (non-GAAP)	$294,272

WSFS Bank 2026 Proxy Statement	68

(dollars in thousands, except per share data)	As of and for the Year Ended December 31, 2025
Quality of Earnings Calculations:
Calculation of Adjusted ROA:
GAAP net Income attributable to WSFS	$287,349
Adjusted net income (non-GAAP)	$294,272
Average Assets	21,095,621
Number of weighted average fully diluted shares (000s)	56,471
Return on Average Assets (GAAP)	1.36%
Plus pre-tax adjustments: Realized gain on equity investments, net, Visa derivative valuation adjustment, FDIC special assessment, corporate development and restructuring expense, and remeasurement of lease liability	0.04
Less: Tax impact of pre-tax adjustments	(0.01)
Adjusted ROA (non-GAAP)	1.39%
Calculation of Adjusted return on average tangible common equity (non-GAAP):
Adjusted net income (non-GAAP) attributable to WSFS	$294,272
Plus: Tax effected amortization of intangible assets	11,538
Adjusted net tangible income (non-GAAP)	$305,810
Net average tangible common equity (non-GAAP)	1,702,648
Adjust return on average tangible common equity (non-GAAP)	17.96%
Calculation of Adjusted EPS:
Earnings per share (diluted) (GAAP)	$5.09
Plus pre-tax adjustments: Realized gain on equity investments, net, Visa derivative valuation adjustment, FDIC special assessment, corporate development and restructuring expense, and remeasurement of lease liability	0.16
Less: Tax impact of pre-tax adjustments	(0.04)
Adjusted EPS (non-GAAP)	$5.21
Calculation of tangible common book value per share:
Total stockholders’ equity of WSFS (GAAP)	$2,738,545
Less: Goodwill and other intangible assets	969,903
Total tangible common equity (non-GAAP)	$1,768,642
Number of shares of common stock outstanding (000s)	53,410
Book value per share (GAAP)	$51.27
Tangible common book value per share (non-GAAP)	$33.11

(dollars in thousands)	As of and for the Year Ended December 31, 2024
Quality of Earnings Calculations:
Calculation of Adjusted ROA:
GAAP Net Income attributable to WSFS	$263,671
Less: Realized gain on sale of equity investment, net	(2,309)
Less: Visa derivative valuation adjustment	(2,829)
Plus: FDIC special assessment	880
Less: Remeasurement of lease liability	(112)
Plus: Corporate development and restructuring expense	2,666
Plus: Tax impact of pre-tax adjustments	485
Adjusted net income (non-GAAP)	$262,452
Average Assets	20,821,071
Return on Average Assets (GAAP)	1.27%
Plus pre-tax adjustments: Realized gain on equity investments, net, Visa derivative valuation adjustment, FDIC special assessment, corporate development and restructuring expense, and remeasurement of lease liability	(0.01)
Less: Tax impact of pre-tax adjustments	—
Adjusted ROA (non-GAAP)	1.26%

WSFS Bank 2026 Proxy Statement	69

(dollars in thousands)	As of and for the Year Ended December 31, 2023
Quality of Earnings Calculations:
Calculation of Adjusted ROA:
GAAP Net Income attributable to WSFS	$269,156
Less: Unrealized gain on equity investments, net	(329)
Less: Realized gain on sale of equity investment, net	(9,493)
Plus: Visa derivative valuation adjustment	2,460
Plus: FDIC special assessment	5,052
Plus: Corporate development and restructuring expense	3,701
Plus: Contribution to WSFS CARES Foundation	2,000
Plus: Tax adjustments: BOLI Surrender	7,056
Less: Tax impact of pre-tax adjustments	(764)
Adjusted net income (non-GAAP)	$278,839
Average Assets	20,203,037
Return on Average Assets (GAAP)	1.33%
Plus: Pre-tax adjustments: Realized/unrealized gain on equity investments, net, Visa derivative valuation adjustment, FDIC special assessment, corporate development and restructuring expense, and contribution to WSFS CARES Foundation	0.02
Plus: Tax adjustments: BOLI Surrender	0.03
Less: Tax impact of pre-tax adjustments	—
Adjusted ROA (non-GAAP)	1.38%

(dollars in thousands)	As of and for the Year Ended December 31, 2022
Quality of Earnings Calculations:
Calculation of Adjusted ROA:
GAAP Net Income attributable to WSFS	$222,375
Plus: Corporate development and restructuring expense	65,222
Plus: Initial ACL recorded in connection with the combination with Bryn Mawr Corporation	23,514
Less: Unrealized gain on equity investments	(5,980)
Less: Tax impact of pre-tax adjustments	(19,028)
Adjusted net income (non-GAAP)	$286,101
Average Assets	20,463,695
Return on Average Assets (GAAP)	1.09%
Plus: Pre-tax adjustments: Corporate development and restructuring expense, loss on debt extinguishment, contribution to WSFS Cares Foundation, recovery of legal settlement, and realized and unrealized gains on equity investments, net	0.40
Less: Tax impact of pre-tax adjustments	(0.09)
Adjusted ROA (non-GAAP)	1.40%

(dollars in thousands)	As of and for the Year Ended December 31, 2021
Quality of Earnings Calculations:
Calculation of Adjusted ROA:
GAAP Net Income attributable to WSFS	$271,442
Plus: Corporate development and restructuring expense	13,022
Plus: Loss on debt extinguishment	1,087
Plus: Contribution to WSFS CARES Foundation	1,000
Less: Recovery of legal settlement	(4,062)
Less: Realized and unrealized gain on sale of equity investments, net	(4,766)
Less: Tax impact of pre-tax adjustments	(992)
Adjusted net income (non-GAAP)	$276,731
Average Assets	14,903,920
Return on Average Assets (GAAP)	1.82%
Plus: Pre-tax adjustments: Corporate development and restructuring expense, loss on debt extinguishment, contribution to WSFS Cares Foundation, recovery of legal settlement, and realized and unrealized gains on equity investments, net	0.05
Less: Tax impact of pre-tax adjustments	(0.01)
Adjusted ROA (non-GAAP)	1.86%

WSFS Bank 2026 Proxy Statement	70
Our financial statements and other information about us are included in our Annual Report on Form 10-K for the fiscal year ended
December 31, 2025, filed with the SEC on March 2, 2026, and in our 2025 Annual Report, which is available at https://
web.viewproxy.com/wsfs/2026.

Non-GAAP Measures:
•Net tangible income is a non-GAAP measure that adjusts net income attributable to WSFS determined in accordance with GAAP to exclude the impact of amortization of intangible assets.
•Tangible common equity is a non-GAAP measure and is defined as total stockholders’ equity less goodwill, other intangible assets.
•ROTCE is a non-GAAP measure and is defined as net tangible income divided by average tangible common equity.
•Tangible common book value per share ("TBV") is a non-GAAP financial measure that divides (i) TCE by (ii) shares outstanding.
•Coverage ratio including the estimated remaining credit marks is a non-GAAP measure that adjusts the coverage ratio to include the impact of the remaining credit marks on the acquired loan portfolios.
•Adjusted net income is a non-GAAP measure that adjusts net income attributable to WSFS determined in accordance with GAAP to exclude the impact of realized/unrealized gains (losses) on equity investments, net, Visa derivative valuation adjustment, FDIC special assessment, corporate development and restructuring expense, contribution to WSFS CARES Foundation, initial ACL recorded in connection with the combination with Bryn Mawr Bank Corporation, loss on debt extinguishment, recovery of legal settlement, and remeasurement of lease liability.
•Adjusted ROA is a non-GAAP measure that divides adjusted net income by average assets for the applicable period.
•Adjusted net tangible income is a non-GAAP measure that excludes the impact of amortization of intangible assets from adjusted net income.
•Adjusted ROTCE is a non-GAAP measure and is defined as adjusted net tangible income divided by average tangible common equity.
•Adjusted EPS is a non-GAAP measure that divides (i) adjusted net income by (ii) weighted average fully diluted shares for the applicable period.

•500 Delaware Avenue, Wilmington, DE 19801
•wsfsbank.com
WSFS Bank Center
©2026 WSFS Bank. All rights reserved
WSFS Financial Corporation

Mr AB Sample Sample Street Sample Town Sampleshire, XXX XXX

As a stockholder of WSFS Financial Corporation you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the
Internet or by telephone must be received by 11:59 pm Eastern Time, on May 13, 2026.

PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone.

Vote Your Proxy on the Internet: Go to https://AALvote.com/WSFS Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote Your Proxy by Phone: Call 1-866-804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. Proxy cards submitted by mail must be received by May 13, 2026.
CONTROL NUMBER

▼ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▼
WSFS Financial Corporation
ANNUAL MEETING OF STOCKHOLDERS
MAY 14, 2026 AT 4:00 PM EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS
The undersigned hereby appoints Rodger Levenson and Lisa Washington, or either of them, with full power of substitution, to act as attorney and proxies for the undersigned and to vote all shares of Common Stock of WSFS Financial Corporation, which the undersigned is entitled to vote, at the Annual
Meeting of Stockholders to be held virtually on May 14, 2026 at 4:00 PM ET or at any adjournments thereof as follows:
The Annual Meeting of Stockholders will be held virtually. To attend the meeting, you must register at https:// web.viewproxy.com/wsfs/2026 by 11:59 PM
ET on May 11, 2026. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided in your registration confirmations. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the
Proxy Statement in the section titled “Meeting and Other Information”.

Mr AB Sample Sample Street Sample Town Sampleshire, XXX XXX

CONTROL NUMBER

Address Change:
(If you noted any Address Changes above, please mark
box.) ☐
The proxy is revocable and, when properly executed, will be voted in the manner directed here by the undersigned. If no directions are made, this proxy will be voted in accordance with the Board of
Directors’ recommendations with respect to each proposal. The undersigned, by executing and delivering this proxy, revokes the authority given with respect to any earlier dated proxy submitted by the undersigned. Unless contrary direction is given, the right is reserved in the sole discretion of the Board of Directors to distribute votes among some or all of the above nominees in a manner other than equally so as to elect as directors the
maximum possible number of such nominees. ln their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.  The undersigned acknowledges receipt of the Notice of Annual Meeting of
Stockholders, a Proxy Statement and Annual Report of WSFS
Financial Corporation.
Signature________________________________________________
Date____________________________________________________
Title_____________________________________________________
Signature (Joint Owners)___________________________________
NOTE:  Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such.
Joint owners should each sign personally. If a corporation, limited liability company or partnership, please sign in full corporate, limited liability company, or partnership name by authorized officer or person.
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on May 14, 2026
The Notice of Annual Meeting of Stockholders, Proxy Statement
and our 2025 Annual Report are available at:
https://web.viewproxy.com/wsfs/2026

▼ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▼
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” PROPOSALS 2 and 3.

Please mark your votes like this ☒ Proposal 1: The election of three directors for a three-year term ending at the 2029 Annual Meeting of Stockholders.

Proposal 2. The approval, on an advisory (non-binding) basis, of the compensation of WSFS Financial Corporation’s named
executive officers.
FOR  ☐  AGAINST  ☐  ABSTAIN  ☐
Proposal 3. The ratification of the appointment of KPMG LLP as
WSFS Financial Corporation’s independent registered public
accounting firm for the fiscal year ending December 31, 2026.
FOR  ☐  AGAINST  ☐  ABSTAIN  ☐
NOTE: Such other matters as may properly come before the
meeting or any adjournment thereof.

ELECTION OF DIRECTORS:
(1) Eleuthère I. du Pont
(2) Michelle Hong
(3) David G. Turner

☐ Mark here to vote FOR all nominees ☐ Mark here to WITHHOLD vote from all nominees ☐ For All EXCEPT (see instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold and write the number(s) of the
nominee(s) on the line below. To cumulate your vote for one or more of the above nominee(s), hand write the manner in which such votes shall be cumulated in the space next to each nominee(s) name(s). If you are cumulating your vote, do not mark the box and you will need to vote manually on a proxy card and not electronically.
I withhold my vote for the following nominee(s):